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                                                                    EXHIBIT 2.01


                      ASSET TRANSFER AND LICENSE AGREEMENT

                                 (AGGRASTAT(R))

                                     Between

                      MERCK & CO., INC.,

                      a New Jersey corporation
                      with an address at
                      One Merck Drive,
                      Whitehouse Station, New Jersey 08889,


                      and

                      GUILFORD PHARMACEUTICALS INC.
                      a Delaware corporation
                      with an address at
                      6611 Tributary Street
                      Baltimore, Maryland 21224



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                      ASSET TRANSFER AND LICENSE AGREEMENT

ASSET TRANSFER AND LICENSE AGREEMENT made effective this 28th day of October, 2003, by and between

                      MERCK & CO., INC.,
                      a New Jersey corporation
                      with an address at
                      One Merck Drive,
                      Whitehouse Station, New Jersey 08889,
                                                             ("Merck")

and

                      GUILFORD PHARMACEUTICALS INC.
                      a Delaware corporation
                      with an address at
                      6611 Tributary Street
                      Baltimore, Maryland 21224

                                                              ("Guilford")


RECITALS:

        WHEREAS, Merck desires to sell, convey, assign and transfer the Acquired Assets (as defined in Section 1.1 hereof) to Guilford (or its designee, Artery
LLC) in accordance with the terms and conditions hereof and Guilford desires to acquire and purchase (or to cause its designee, Artery LLC, to acquire and purchase) the Acquired Assets in accordance with the terms and conditions hereof; and

        WHEREAS, Guilford's willingness to enter into this Agreement is conditioned on Merck's entering into the Supply Agreement (as defined herein) and the Transition Services Agreement (as defined herein) contemporaneously with this Agreement.


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        NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and conditions set forth herein and intending to be legally bound hereby, hereby covenant and agree as follows:

1       DEFINITIONS

        The following terms as used in this Agreement shall have the meanings set forth below:

        1.1     "ACQUIRED ASSETS" means all right, title and interest in and to
                (a) the Trademark, together with the goodwill of the business symbolized by the Trademark and any registrations or applications for registration of the Trademark, (b) the Assigned Patents, (c) the NDA, (d) the IND, (e) the Documentation, (f) the Marketing Materials, (g) the Logo, (h) the Clinical Data and Materials, and (i) the Acquired Domain Name.

        1.2     "ACQUIRED DOMAIN NAME" means the domain name "aggrastat.us."

        1.3 "AFFILIATE" of a Person means (i) any corporation or business entity of which fifty (50%) percent or more of the voting stock or other equity interest is owned directly or indirectly by such Person; or (ii) any corporation or business entity which directly or indirectly owns fifty (50%) percent or more of the voting stock or other equity interest of such Person; or (iii) any corporation or business entity under the direct or indirect control of a Person described in clause (i) or (ii), or (iv) any corporation or business entity under common control with a Person described in clause (i) or (ii).

        1.4 "AGREEMENT" or "THIS AGREEMENT" means this Asset Transfer and License Agreement, including all Schedules hereto.

        1.5     "API" shall have the meaning given such term in the Supply
                Agreement.

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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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        1.6     "APPLICABLE FOREIGN LAWS" means, with respect to any Foreign
                Patent held by Merck in any country outside the Territory, all applicable provisions of the generally applicable statutes, laws, rules and regulations of that country.

        1.7 "APPLICABLE LAWS" means, collectively, Applicable US Laws and Applicable Foreign Laws.

        1.8 "APPLICABLE US LAWS" shall mean all applicable provisions of the United States federal, state, territorial or local constitutions, statutes, laws, rules, regulations and orders of all Governmental Authorities and all applicable orders, rules and decrees of United States courts and arbitrators.

        1.9 "ARTERY LLC" means Artery LLC, a limited liability company organized and existing under the laws of the State of Delaware.

        1.10 "ASSIGNED PATENTS" means those United States patents, patent applications and statutory invention registrations, specifically described in Schedule 1.10 which, for the purpose of this Agreement, will be deemed to include any reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof.

        1.11 "ASSUMED LIABILITIES" means, exclusively, all claims and complaints (including, without limitation, all damages, losses, expenses, adverse reactions, recalls, product and packaging complaints and other liabilities) made or brought after the Effective Date and arising out of the sale, purchase, consumption or use of the Product in the Territory; provided that if each of the sale, purchase, consumption or use of the Product out of which any such claim or complaint arises shall have occurred prior to the Effective Date, such claim or complaint shall not constitute an Assumed Liability. Notwithstanding the foregoing, Assumed Liabilities shall not include any claim or complaint arising from any Product that can be shown,



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

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                by reference to lot numbers or other documentary evidence, to have been sold by Merck on or prior to the Effective Date except to the extent that (A) such claim is based in whole or in part on the failure of Guilford to give Required Information or the giving by Guilford of Required Information inaccurately or improperly or in a misleading fashion after the Effective Date or (B) such claim is based in whole or in part on the failure of Merck to give Required Information or the giving by Merck of Required Information inaccurately or improperly or in a misleading fashion on or prior to the Effective Date if and only if the Required Information that was or should have been given by Merck is different from the information or warning that would have been Required Information under the same circumstances immediately prior to the Effective Date. For purposes of this
                Section 1.11, "Required Information" means any information or warning with respect to which the failure to give it to any Person, or the giving of it to any Person inaccurately or incompletely or in a misleading fashion, results under Applicable Law in a valid claim or complaint against the manufacturer and/or seller of the Product. Without limiting the foregoing, "Assumed Liabilities" does not include any claims or complaints which have given rise to litigation (or some other form of dispute resolution) prior to the Effective Date or as to which Merck has Recorded Information as of the Effective Date that litigation (or some other form of dispute resolution) has been threatened; and provided further that Assumed Liabilities shall not include liabilities for defective Manufacture of the Product by Merck prior to the Effective Date.

        1.12    "CLINICAL DATA AND MATERIALS" means the items described in
                Schedule 1.12.

        1.13 "CONFIDENTIAL INFORMATION" shall mean any and all confidential or proprietary information, trade secrets, know-how and data, whether oral, written or graphical,



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                disclosed or provided (prior to, on or after the Effective Date)
                by one party or its Affiliates, employees, attorneys, financial advisors, lenders or agents to the other party or its Affiliates, employees, attorneys, financial advisors, lenders or agents (including any analysis, materials, product or conclusions drawn or derived therefrom) or which may be derived from or related to any visits by personnel of one party to the location of the other or may be otherwise known to one party through its visits or contacts with the other.

        1.14    "CONTRACTS" means the contracts listed in Schedule 1.14.

        1.15    "COPYRIGHT LICENSE" shall have the meaning set forth in Section
                2.4.

        1.16 "COVERED INDICATION" means any platelet-mediated cardiovascular indication for the Product, existing prior to, on or after the Effective Date, including without limitation coronary artery disease, cerebrovascular disease and peripheral vascular disease.

        1.17    "DOCUMENTATION" means the items described in Schedule C hereto.

        1.18 "DOMAIN NAMES" means, collectively, the domain names "aggrastat.com," "aggrastat.info," "aggrastat.biz,"
                "agrastat.info" and "agrastat.biz" and the "DOMAIN NAME LICENSE" means the mutual licenses granted in Section 2.17.

        1.19 "DUPONT AGREEMENT" means the Termination and License Agreement by and between Merck, Merck and Company, Incorporated (a Delaware corporation), and DuPont Pharmaceuticals Company dated as of March 7, 2000. A copy of the DuPont Agreement has been provided to Guilford.

        1.20    "EFFECTIVE DATE" means the date of this Agreement.

        1.21 "EXCLUDED ASSETS" means all assets, property, rights and interests of Merck and its Affiliates other than the Acquired Assets and any copyrights licensed under the Copyright License, including, without limitation, all patents other than the



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                Assigned Patents (including without limitation the Related
                Patents, other than to the extent of the Related Patent License), information, data, Marks (other than the Trademark and the Logo), copyrights, trade names, good will, intellectual property and proprietary rights, new drug applications and their equivalents, investigational new drug applications and their equivalents, NDC numbers and their equivalents, product registrations and other assets of Merck or its Affiliates not transferred as Acquired Assets hereunder.

        1.22 "EXCLUDED LIABILITIES" means all liabilities and obligations of Merck or its Affiliates other than Assumed Liabilities.

        1.23    "FDA" means the United States Food and Drug Administration.

        1.24    "FINAL ORDER" has the meaning set forth in Section 2.8.

        1.25 "FULLY ALLOCATED COST" shall have the meaning set forth in the Supply Agreement.

        1.26 "GENENTECH AGREEMENT" means the Research Agreement by and between Merck and Genentech, Inc. dated as of January 10, 2000. A copy of the Genentech Agreement has been provided to Guilford.

        1.27 "GOVERNMENTAL AUTHORITY" shall mean any foreign or domestic federal, territorial, state or local governmental authority, quasi-governmental authority or court, and any regulatory, administrative or other agency, or any political or other subdivision, department or branch, of any of the foregoing.


        1.28 "GUILFORD CONFIDENTIAL INFORMATION" shall mean (A) Confidential Information disclosed by Guilford or its Affiliates, employees, attorneys, financial advisors, lenders or agents to Merck or its Affiliates, employees, attorneys, financial advisors, lenders or agents, and (B) all Confidential Information and material contained in the Acquired Assets other than Manufacturing Information (including,



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                without limitation, the CMC section of the NDA), and (C) the terms and conditions of this Agreement and the other Transaction Documents set forth on Schedule 10.

        1.29 "HEADQUARTER SALES" shall mean the gross amounts invoiced by Merck on all direct sales of Product (including, but not limited to, hospital sales and sales to governmental entities, wholesalers, retailers and medical institutions), in the Territory during the applicable measurement period by Merck in arm's length sales to independent third parties in the trade, as per invoices, net of returns.

        1.30 "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1974, as amended, 15 U.S.C. 18A.

        1.31 "IND" means the investigational new drug application for the Product described in Schedule B including any amendments or supplements thereto, reports, correspondence and other submissions related thereto and the regulatory and clinical files and data pertaining to the foregoing in the possession or control of Merck or its Affiliates as of the Effective Date. including any and all information, data, know-how, formulations, assays, good will or intellectual property contained in the IND.

        1.32 "JOINT CONFIDENTIAL INFORMATION" shall mean all Manufacturing Information (including, without limitation, the CMC section of the NDA) contained in the Acquired Assets.

        1.33 "LIENS AND ENCUMBRANCES" means, with respect to the Acquired Assets, any mortgage, lien, license, pledge, charge, security interest or encumbrance of any kind, including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.




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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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        1.34    "LOGO" means the graphic pattern associated with the Trademark as set forth in Schedule 1.34.

        1.35 "MANUFACTURE/MANUFACTURING/MANUFACTURED" shall have the meaning set forth in the Supply Agreement.

        1.36 "MANUFACTURING INFORMATION" means all data, information, specifications or certifications related to or useful in the Manufacture of the Product.

        1.37 "MARK" means a trademark, service mark, name, logo, design or trade dress.

        1.38    "MARKETING MATERIALS" means the materials listed in Schedule
                1.38.

        1.39 "MERCK CONFIDENTIAL INFORMATION" shall mean (A) Confidential Information disclosed by Merck or its Affiliates, employees, attorneys, financial advisors, lenders or agents to Guilford or its Affiliates, employees, attorneys, financial advisors, lenders or agents other than Guilford Confidential Information and Joint Confidential Information and (B) the terms and conditions of this Agreement and the other Transaction Documents set forth on Schedule 10.

        1.40 "MSD IRELAND" means Merck Sharpe & Dohme (Ireland) Limited, a corporation organized and existing under the laws of Bermuda.

        1.41 "NET SALES" means the gross amounts invoiced by Guilford or its successors or assigns on all sales of Product (including, but not limited to, hospital sales and sales to governmental entities, wholesalers, retailers, medical institutions and product sold through Merck pursuant to the Transition Services Agreement) during the applicable Calendar Year, less returns, allowances, chargebacks, GPO administrative fees, rebates and discounts actually paid to unaffiliated customers in arm's length transactions in the ordinary course of business.

        1.42 "NEW DRUG APPLICATION" and "NDA" means, collectively, the two new drug applications for the Product described in Schedule B including any amendments



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.



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                or supplements thereto, reports, correspondence and other
                submissions related thereto and the regulatory and clinical files and data pertaining to the foregoing in the possession or control of Merck or its Affiliates as of the Effective Date, including any and all information, data, know-how, formulations, assays, good will or intellectual property contained in the NDA.

        1.43 "NON-COVERED INDICATION" means any indication or claim for the Product other than a Covered Indication.

        1.44    "PATENT LICENSE" means the license granted to Merck in Section
                2.13.

        1.45 "PATENT RIGHTS" means patents and patent applications owned by or licensed to Merck, which claim, cover or relate to the Product.

        1.46 "PCI CLAIM" means a claim or indication for percutaneous coronary intervention.

        1.47    "PCI CLINICAL RESEARCH" shall have the meaning set forth in
                Section 9.13.

        1.48 "PCI DATA" means the results, information and data generated from PCI Clinical Research and included in the NDA and/or the IND.

        1.49 "PERSON" means an individual, a corporation, a partnership, an association, a trust, or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        1.50 "PROCESS PATENTS" means those United States patents and patent applications listed on Schedule 1.50.

        1.51    "PRODUCT" means:

                (a)     the chemical compound tirofiban hydrochloride, and

                (b) the formulated solutions for intravenous injection or infusion containing tirofiban hyrdrochloride as marketed by Merck in the Territory prior to the Effective Date under the trademark AGGRASTAT(R), and


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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                (c)     any formulation of tirofiban hydrochloride, or any
                        derivative thereof (including but not limited to any stereoisomers, either separated or combined, any hydrates, any salts, any solvates and any crystal forms) as monotherapy or in combination with any other substance, that is distributed, marketed or sold in the Territory after the Effective Date.

        1.52 "QUALITY AGREEMENT" means the Quality Agreement to be entered into by and between Merck and Guilford within thirty (30) days after the Effective Date, as such agreement may be amended, supplemented or otherwise modified.

        1.53 "REBATE" shall mean any discount, rebate, charge, cost, refund or credit required under any contract or by operation of law, including without limitation any rebate payable to a managed care organization pursuant to an agreement and any rebate or payment required under Federal law pursuant to the "Best Price" provisions of the Social Security Act, 42 U.S.C. Section 1398r-8 and related provisions.

        1.54 "RECORDED INFORMATION" means information or data that is physically recorded or stored in a readable or retrievable form, including, without limitation, any information or data recorded in or on any writing, microfiche, computer disk, or electronic or optical storage media.

        1.55 "RELATED PATENTS" means those United States patents specifically described in Schedule 1.55, consisting of "LICENSED RELATED PATENTS" and "NON-LICENSED RELATED PATENTS" as set forth in
                Schedule 1.55.

        1.56 "RELATED PATENTS LICENSE" means the license granted to Guilford (or its designee, Artery LLC) in Section 2.26.

        1.57 "RETURNED PRODUCT" means (A) any Product sold by Merck before the Effective Date and returned to Guilford or to Merck within the time allowed for returns



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

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                under Merck's standard terms and conditions, and (B) any Product sold after the Effective Date by Guilford (including without limitation Product sold through Merck pursuant to the Transition Services Agreement) and returned to Guilford or to Merck within the time allowed for return under Merck's standard terms and conditions.

        1.58 "RPR AGREEMENT" means, collectively, the Supplies Agreement dated June 19, 1998 by and between Merck and Rhone-Poulenc-Rorer Pharmaceuticals, Inc. and the Supplies Agreement dated September 22, 1999 by and between Merck and Rhone-Poulenc-Rorer Pharmaceuticals, Inc. A copy of the RPR Agreement has been provided to Guilford.

        1.59 "SECURITIES LAWS" means the United States Securities Act of 1933, as amended, the United States Securities Exchange Act of 1934, as amended, and any other similar law or regulation of a Governmental Authority in the Territory, or any successor to any such laws or regulations, together with any generally applicable rules, regulations or listing standards of any national or international securities exchange or The NASDAQ Stock Market.

        1.60 "SERIOUS" means, with respect to any experience or reaction, one which is fatal or life threatening, results in persistent or significant disability, requires inpatient hospitalization or prolongation of existing inpatient hospitalization, is a congenital anomaly, cancer, or the result of an overdose, or is another important medical event (even if not life-threatening, resulting in death, or requiring hospitalization) if, based upon appropriate medical judgments, such medical event may jeopardize the patient's or subject's health or may require medical or surgical intervention to prevent one of the other outcomes listed previously.



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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        1.61    "SUPPLIED PRODUCT" shall have the meaning given such term in the
                Supply Agreement.

        1.62 "SUPPLY AGREEMENT" means the Supply Agreement by and between MSD Ireland and Guilford executed contemporaneously herewith.

        1.63 "TACTICS" means the clinical trial that compared the cost of the application of the Product in early invasive treatment versus early conservative treatment of acute coronary syndrome.

        1.64 "TARGET" means the head-to-head clinical trial that compared the Product to ReoPro, with the intended purpose of showing that the Product was non-inferior to ReoPro in a PCI setting such that a PCI Claim could be obtained for the Product.

        1.65    "TARGET MATERIALS" means the Recorded Information described in
                Schedule 1.65.

        1.66 "TERRITORY" means the United States of America and its territories and possessions, including without limitation the Commonwealth of Puerto Rico, Guam and the U.S. Virgin Islands.

        1.67 "TRADEMARK" means the United States trademark and trademark registration for the Product as set forth in Schedule A and all amendments thereto, but does not include the names "Merck," "Merck, Sharp & Dohme," "MSD," "MMD" or any other Marks belonging to Merck.

        1.68 "TRANSACTION DOCUMENTS" means this Agreement, the Supply Agreement, the Transition Services Agreement, the Quality Agreement, any agreements or documents prepared or executed pursuant to the transactions contemplated by such agreements, any exhibits or attachments to any of the foregoing and any other written agreement signed by Merck and Guilford that is expressly identified



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                as a Transaction Document, as any of the foregoing may be
                amended, supplemented or otherwise modified from time to time.

        1.69 "TRANSITION PERIOD" shall have the meaning given such term in the Transition Services Agreement.

        1.70 "TRANSITION SERVICES AGREEMENT" means the Transition Services Agreement between Merck and Guilford executed contemporaneously herewith as such agreement may be amended, supplemented or otherwise modified.

        1.71 "UNEXPECTED" means, with respect to any condition or development, one which is not listed in the then-current FDA-approved labeling for the Product, and includes those experiences or reactions that show a significant increase in incidence or severity over what appears on the labeling for the Product, or in NDA trials, or that reflect or suggest a failure of the Product to achieve claimed activity.

2       AGREEMENTS OF PARTIES

        2.1 PURCHASE AND SALE OF ACQUIRED ASSETS. On and subject to the terms and conditions set forth in Section 2.3 and elsewhere in this Agreement, Merck agrees to sell, convey, assign and transfer to Guilford (or its designee, Artery LLC) and Guilford agrees to acquire and purchase (or to cause its designee, Artery LLC, to acquire and purchase) on the Effective Date, the Acquired Assets; provided, however, that any information, data, know-how, formulas, assays, good will, or intellectual property contained in the IND or the NDA as of the Effective Date shall be used by Guilford or Artery LLC, as the case may be, and their respective successors and assigns, only for the purpose of (i) researching, developing, making, having made and commercializing the Product for (x)




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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

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                Covered Indications or (y) Non-Covered Indications for which
                Guilford has obtained first Marketing Authorization in accordance with Section 2.15, and (ii) any other activities performed by Guilford or its Affiliates prior to obtaining Marketing Authorization for a Non-Covered Indication that are reasonably and necessarily aimed at obtaining such Marketing Authorization and after obtaining Marketing Authorization to support commercialization in the Territory for such Non-Covered Indication.

        2.2 COVENANT NOT TO SUE WITH RESPECT TO NON-LICENSED RELATED PATENTS AND NEW PATENTS.

                (a) Merck covenants that it will not initiate or prosecute legal or regulatory action asserting claims seeking to prohibit, limit or recover damages resulting from the making, having made, using, selling, offering for sale or promotion of the Product by Guilford, its Affiliates partners, co-venturers, successors or permitted assigns in the Territory based on the Non-Licensed Related Patents under any Applicable Laws in the Territory seeking either damages or equitable relief against Guilford or its Affiliates, partners, co-venturers, customers, successors or permitted assigns (i) with respect to Covered Indications or (ii) with respect to Non-Covered Indications for which Guilford has exclusive rights pursuant to Section 2.15; provided, however, that the foregoing covenant shall not apply to (x) making, using, selling or offering to sell the API or (y) making, using, selling or offering to sell any compound on which Merck holds a patent or patent application in the Territory other than the Product, and shall not preclude Merck from seeking either damages or equitable relief for any infringement of the Process Patents. Merck shall require that any



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

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                        assignee of its interest in the Non-Licensed Related
                        Patents shall be bound by the foregoing covenant.

                (b) Merck covenants that it will not initiate or prosecute legal or regulatory action asserting claims seeking to prohibit, limit or recover damages resulting from the making, having made, using, selling, offering for sale or promotion of the Product by Guilford, its Affiliates, partners, co-venturers, successors or permitted assigns in the Territory based on any new patents or patent applications on the Product other than process patents ("Merck New Patents") under any Applicable Laws in the Territory seeking either damages or equitable relief against Guilford or its Affiliates, partners, co-venturers, customers, successors or permitted assigns
                        (i) with respect to Covered Indications or (ii) with respect to Non-Covered Indications for which Guilford has exclusive rights pursuant to Section 2.15; provided, however, that the foregoing covenant shall not apply to making, using, selling or offering to sell the API and shall not preclude Merck from seeking either damages or equitable relief for any infringement of the Process Patents. Merck shall require that any assignee of its interest in the Merck New Patents shall be bound by the foregoing covenant.

                (c) Guilford covenants that it will not initiate or prosecute legal or regulatory action asserting claims based on any new patents or patent applications on the Product ("Guilford New Patents") under any Applicable Laws in the Territory seeking either damages or equitable relief against Merck or its Affiliates, partners, co-venturers or customers seeking to prohibit, limit or recover damages resulting from (i) Merck's use of the Patent License



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                        granted pursuant to Section 2.13, or (ii) the making,
                        having made, using, selling, offering for sale or promotion of the Product by Merck, its Affiliates, partners or co-venturers in the Territory with respect to Non-Covered Indications for which Merck has exclusive rights pursuant to Section 2.15, or (iii) making and having made the Product in the Territory for sale to Guilford for the Territory or for sale by Merck, Merck's Affiliates or a third party outside the Territory; provided that Merck and its Affiliates will not sell, market or distribute Product to any Person that Merck knows intends to resell, market or distribute in the Territory except to the extent expressly permitted by
                        Section 2.15 with respect to any Non-Covered Indication for which Merck has obtained first Marketing Authorization. Guilford shall require that any assignee of its interest in the Guilford New Patents shall be bound by the foregoing covenant.

                (d) For purposes of subsections (b) and (c) above, "Merck New Patents" and "Guilford New Patents" shall not include patents or patent applications obtained by Merck or Guilford, as the case may be, through purchase, licensing, merger or consolidation or through the acquisition of an Affiliate that obtained such patents or patent applications prior to becoming an Affiliate, if such patents or patent applications (x) relate to Covered Indications and come into existence after the Effective Date or (y) relate to Non-Covered Indications regardless of when such patents or patent applications come into existence; it being understood that the limitation on the application of subsections (a) and (b) above set forth in this subsection (c) shall not apply to any patents or patent applications



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                        existing as of the Effective Date to the extent that
                        such patents or patent applications relate to Covered Indications.

        2.3     CONDITIONS AND RESERVATIONS.

                (a) Guilford hereby grants to Merck a perpetual, royalty-free, non-revocable, non-exclusive license in the IND and the NDA, as each exists on the Effective Date, to research the Product (including the performance of clinical trials) inside or outside the Territory for any purpose or indication, including Covered Indications and Non-Covered Indications.

                (b) The license described in subsection 2.3(a) shall be inseparable from the NDA and the IND and shall run with the NDA and IND in the event of any future transfer of the NDA and/or IND.

                (c) Merck reserves and retains the non-exclusive right to use and reference the IND and the NDA and any information, data, know-how, formulas, assays, good will, or intellectual property contained in the IND or the NDA as of the Effective Date for any purpose (subject only to the restrictions on Merck's post-Effective Date activities set forth in Section 6.1 and the payment requirement for reference and use of PCI Data set forth in Section 9.13). For purposes of clarification, it is acknowledged and agreed that the right to use and reference information, data, know-how, formulas, assays, good will or intellectual property contained in the IND and the NDA retained by Merck pursuant to this Section 2.3(c) relates solely to the information, data, know-how, formulations, assays, good will and intellectual property contained in the IND and the NDA as of the Effective Date, and does not include any such information, data, know-how, formulations, assays, good will or intellectual property developed,



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                        discovered, invented or otherwise included in the IND or
                        the NDA after the Effective Date.

                (d) Merck hereby grants to Guilford a non-exclusive, perpetual, non-revocable and royalty free license to any clinical research conducted by Merck pursuant to Section 2.3(a) to the extent such research is applicable to Covered Indications in the Territory; provided, however, that in the event that the total cost of such clinical research exceeds $10,000,000 and Guilford desires to exercise its rights under such license, Guilford shall notify Merck of such desire, and Merck shall then inform Guilford of the total cost to Merck of such clinical research. In consideration of the license granted pursuant to the preceding sentence, Guilford shall pay to Merck up to one-half of such total cost, the specific amount of which shall be agreed to by the parties in good faith in light of the proposed use by Guilford.

                (e) Guilford shall have the right, through an independent accounting firm that is reasonably acceptable to Merck, to audit Merck upon reasonable notice in order to verify the information provided to Guilford pursuant to Section 2.3(d). Such audit will be at Guilford's expense unless it is determined that the cost figures provided to Guilford overstated the actual cost by ten percent (10%) or more, in which case the cost of the audit will be paid by Merck.

        2.4 COPYRIGHT LICENSE. Merck has claimed an unregistered copyright in the product circular and labeling for the Product in the Territory and in certain of the Marketing Materials used for the Product in the Territory,



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Exchange Commission.

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                * or as part of the Acquired Assets. However, Merck makes no representation or warranty that such copyrights are valid or existing or that Merck is the holder of any valid registered or unregistered copyrights relating to the Product that would be useful or necessary to Guilford in the promotion and sale of the Product in the Territory (it being understood that many of the Marketing Materials were created by third parties who may claim a copyright or other rights in such materials). To the extent, if any, that any such copyrights exist and are valid and that Merck holds an interest in such copyrights, Merck hereby grants to Guilford a non-exclusive, perpetual, royalty-free license under such copyrights in the Territory solely in connection with the Manufacture, marketing, distribution, sale and promotion of the Product in the Territory (the "Copyright License"); provided, however, that the Copyright License shall have no effect outside the Territory, including with respect to foreign copyrights that are owned by Merck and may be considered derivative of the copyrights licensed under the Copyright License.

        2.5 RESERVATION OF RIGHTS OUTSIDE THE TERRITORY. Subject to Article 11, Merck reserves and retains all rights with respect to registrations, sales and all other property and activities relating to the Product outside the Territory. Nothing in this Agreement restricts Merck from making or having made (i) the Product, inside or outside the Territory, for sale outside the Territory, (ii) the API inside or outside the Territory, or
                (iii) the Product inside the Territory for sale to Guilford.

        2.6 RESERVATION OF RIGHTS: PROCESS PATENTS AND OTHER EXCLUDED ASSETS. Guilford shall not acquire pursuant to this Agreement any rights in the Process Patents. Merck shall retain the Excluded Assets.




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Exchange Commission.

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        2.7     RESERVATION OF RIGHTS: FOREIGN PATENTS. Subject to Article 11,
                it is understood that Guilford receives no rights by virtue of this Agreement in any countries outside the Territory. For greater certainty but without limiting the generality of anything otherwise contained herein, it is expressly understood and agreed that Merck and/or its Affiliates hold patents on or related to the Product in various countries outside the Territory ("Foreign Patents").

        2.8 GUILFORD COVENANTS REGARDING PROCESS PATENTS AND FOREIGN PATENTS. After the Effective Date and so long as Merck or any of its Affiliates shall hold a valid Foreign Patent or a valid Process Patent on the Product, Guilford and its Affiliates will not (A) sell, market or distribute the Product in any country (other than the Territory) in which a Foreign Patent is held by Merck or any of its Affiliates or (B) sell, market or distribute Product to any Person that Guilford or its Affiliates knows intends to resell, market or distribute in any country (other than the Territory) in which a Foreign Patent is held by Merck or any of its Affiliates, except to the extent Guilford or its Affiliates shall be compelled to sell, market or distribute any such Product by Applicable Laws; provided that Guilford shall promptly notify Merck if Guilford (or its Affiliates) shall determine that it is so compelled, or (C) infringe, take any action to intentionally invalidate, or cooperate with any third party in any action to infringe or invalidate, any Foreign Patent or Process Patent held by Merck or any of its Affiliates. For purposes of this Section 2.8, Merck or its Affiliate shall be deemed to hold a valid Process Patent on the Product until the earlier to occur of (a) expiration of such Process Patent under Applicable Law or (b) entry of a Final Order of a court having jurisdiction of the subject matter thereof declaring that such Process Patent is invalid; and Merck or its Affiliate shall be deemed to hold a valid Foreign Patent on the



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Exchange Commission.

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                Product until the earlier to occur of (a) expiration of such
                Foreign Patent under Applicable Foreign Law or (b) entry of a Final Order of a court having jurisdiction of the subject matter thereof declaring that such Foreign Patent is invalid. A "Final Order" means a dispositive order which is non-appealable, or as to which the time for appeal has expired, or which (if such order has been appealed) has been affirmed by the highest court to which such order may be appealed. In the event Guilford or its Affiliates shall be compelled by Applicable Laws to sell, market or distribute Product to any Person that Guilford or such Affiliate knows intends to resell, market or distribute in any country (other than the Territory) in which a Foreign Patent is held by Merck or any of its Affiliates, Guilford shall indemnify Merck for damages suffered as a result thereof, which damages shall be limited to Guilford's (or its Affiliate's) profits on any such sales.

        2.9 MERCK COVENANTS REGARDING ASSIGNED PATENTS. After the Effective Date and so long as Guilford or its Affiliates shall hold a valid Assigned Patent on the Product, Merck and its Affiliates will not (A) sell, market or distribute the Product in the Territory except to the extent expressly permitted under Section
                2.15 with respect to any Non-Covered Indication for which Merck has obtained first Marketing Authorization, (B) sell, market or distribute Product to any Person that Merck or its Affiliates knows intends to resell, market or distribute in the Territory except (i) to the extent expressly permitted by Section 2.15 with respect to any Non-Covered Indication for which Merck has obtained first Marketing Authorization or (ii) to the extent Merck or its Affiliates shall be compelled to sell, market or distribute such Product by Applicable Laws; provided that Merck shall promptly notify Guilford if Merck (or any of its Affiliates) shall determine that it is so compelled, or (C) infringe, take any action to intentionally invalidate, or



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Exchange Commission.

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                cooperate with any third party in any action to infringe or invalidate, any Assigned Patent held by Guilford or any of its Affiliates. For purposes of this Section 2.9, an Assigned Patent shall be deemed valid until the earlier to occur of (a) expiration of such Assigned Patent under Applicable Law or (b) entry of a Final Order of a court having jurisdiction of the subject matter thereof declaring that such Assigned Patent is invalid. In the event Merck or its Affiliates shall be compelled by Applicable Laws to sell, market or distribute Product to any Person that Merck or its Affiliates knows intends to resell, market or distribute in the Territory, Merck shall indemnify Guilford for damages suffered as a result thereof, which damages shall be limited to Merck's (or its Affiliate's) profits on any such sales.

        2.10 RESERVATION OF RIGHTS: MARKS OUTSIDE THE TERRITORY. Guilford is not acquiring any rights outside the Territory, and Merck and its Affiliates (and their successors and assigns) shall retain all rights outside the Territory, to the name "AGGRASTAT," the Logo and any other Marks used on or with the Product and all associated trademarks, service marks, trademark and service mark registrations and good will including without limitation the right to use, sell, alter, abandon or otherwise dispose of such name, trademarks, service marks, registrations and good will as Merck or its Affiliates may desire.

        2.11    *

        2.12 ACQUIRED ASSETS SUBJECT TO RPR AGREEMENT AND GENENTECH AGREEMENT. Guilford acquires the Acquired Assets hereunder subject to the RPR Agreement and the Genentech Agreement to the extent contemplated in this Section 2.12 and agrees to be bound, as the holder of the NDA after the Effective Date, by the following obligations: (i) the obligation to send, upon written request of RPR, a



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Exchange Commission.

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                letter or letters to the FDA authorizing the FDA to
                cross-reference the NDA or the IND to the extent pertaining to the Study (as defined in the RPR Agreement), (ii) the obligation to send, upon written request of Genentech, notification to the FDA and each Agency (as defined in the Genentech Agreement) authorizing the FDA or any such Agency to cross-reference the NDA or the IND as necessary for the purposes of the Study (as defined in the Genentech Agreement) but not for any other purpose, (iii) the obligation to grant to Genentech the right to cross-reference the NDA or the IND, to the extent necessary for regulatory purposes, for the purpose of obtaining the Study's IND (as defined in the Genentech Agreement) and for such other purposes as authorized in the Genentech Agreement. Merck shall promptly notify Guilford of any requests for notification contemplated in this Section 2.12 received by Merck under the RPR Agreement and/or the Genentech Agreement, as the case may be, and Guilford shall promptly take all reasonable commercial actions to comply with such obligations.

        2.13    GRANT OF PATENT LICENSE.

                (a) Subject to Section 2.15, Guilford hereby grants to Merck a non-exclusive, perpetual license (the "Patent License"), which shall be non-revocable and royalty free, under the Assigned Patents (i) for research purposes within the Territory, provided that such research does not support commercialization of the Product in the Territory, and (ii) for such purposes as are reasonably necessary to support Merck's scientific and commercial efforts outside the Territory. Notwithstanding the foregoing, it is agreed and understood that no rights are granted to Merck under the Assigned Patents pursuant to this Section 2.13 (except for such purposes as are reasonably necessary to support Merck's scientific and commercial efforts outside the Territory) to



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                        make, have made, use, sell, offer to sell or import the
                        Product or to develop, patent or otherwise seek regulatory authorization for any derivatives of the Product, where the derivative is itself claimed by the Assigned Patents for Covered Indications.

                (b) Merck hereby grants to Guilford a non-exclusive, perpetual, non-revocable and royalty free license to any clinical research conducted by Merck pursuant to Section 2.13(a) to the extent such research is applicable to Covered Indications in the Territory.

        2.14    MANUFACTURING INFORMATION.

                Guilford is not acquiring any Patent Rights related to process or manufacture of the Product inside or outside the Territory. Except as otherwise provided in the Supply Agreement and subject to the terms and conditions set forth therein, Merck shall have no obligation to provide any Manufacturing Information to Guilford or provide any other assistance to Guilford related to Manufacture of the Product, on the Effective Date or at any time in the future.

        2.15    RESEARCH ON NON-COVERED INDICATIONS.

                (a) If either party commences research on the Product with respect to any Non-Covered Indication, such party will promptly inform the other party generally about such research, without any obligation to disclose proprietary information about such research. In the event that research conducted by either party leads to such party obtaining Marketing Authorization (as defined below) with respect to tirofiban hydrochloride for a Non-Covered Indication, the party obtaining such Marketing Authorization will have the exclusive right to commercialize tirofiban hydrochloride in the Territory for such Non-Covered Indication.

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Exchange Commission.

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                (b)     Guilford hereby grants to Merck an exclusive, perpetual
                        license, which license shall be non-revocable and royalty free, to the Assigned Patents for use and commercialization of tirofiban hydrochloride in the Territory for any Non-Covered Indication for which Merck shall have obtained Marketing Authorization pursuant to and in accordance with Section 2.15(a), without any further action on the part of Guilford or Merck; provided, that the license contemplated by this Section 2.15(b) shall not be effective unless and until Merck shall obtain Marketing Authorization pursuant to Section 2.15(a). Such license shall be limited to any Non-Covered Indication for which Marketing Authorization has been obtained by Merck and shall be further subject to any prior Marketing Authorization obtained by Guilford for such Non-Covered Indication.

                (c) For purposes of this Section 2.15, "Marketing Authorization" of a Non-Covered Indication shall mean the approval by the FDA of a new drug application for the development, Manufacture, marketing, sale and distribution of tirofiban hydrochloride in the Territory for such Non-Covered Indication.

                (d) Guilford covenants that it or its Affiliates will not initiate or prosecute any legal or regulatory action asserting claims based on the NDA or the Assigned Patents, the Related Patents, or the New Guilford Patents under any Applicable Laws in the Territory seeking either damages or equitable relief to prohibit, limit or recover damages resulting from any research or other activities performed by Merck or its Affiliates prior to obtaining Marketing Authorization for a Non-Covered Indication that are reasonably and necessarily aimed at obtaining such Marketing



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Exchange Commission.

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                        Authorization and after obtaining Marketing
                        Authorization to support commercialization in the Territory for such Non-Covered Indication. Guilford shall require that any assignee of its interest in the Assigned Patents, the Related Patents or the Guilford New Patents shall be bound by the foregoing covenant.

        2.16 TRANSFER OF RIGHTS IN LOGO. It is understood and agreed that the Logo is not a registered trademark in the Territory. Merck has used the Logo in association with the Trademark but Merck does not represent that it has any rights whatsoever in the Logo in the Territory. To the extent, if any, that Merck may have acquired any rights in the Logo in the nature of a common law Mark, Merck shall assign such rights in the Territory to Guilford in the Trademark Assignment to be delivered to Guilford on the Effective Date pursuant to Section 3.1. Such assignment is in the nature of a quitclaim and carries no representations or warranties of any kind whatsoever.

        2.17 RIGHTS IN DOMAIN NAMES. Merck shall retain ownership of the Domain Names inside and outside the Territory. Merck shall have the exclusive right to maintain websites and web addresses using the Domain Names. Any such websites or web addresses shall be maintained so that a user who arrives at the website shall first encounter a screen in which the user is given a choice between "Aggrastat(R) in the United States" and "Aggrastat(R) Outside the United States." Users choosing "Aggrastat(R) in the United States" shall have the opportunity to click on a link to a website owned and maintained by Guilford. Merck shall maintain the "aggrastat.com" domain name and the website and web address associated therewith in the manner contemplated above without charge to Guilford for so long as Merck markets the Product outside the Territory under the



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                name "Aggrastat," provided that Merck shall have the right (A)
                to abandon any of the Domain Names at any time and in such event Merck shall notify Guilford and offer to sell its rights in any such Domain Names to Guilford for $1.00, and (B) to transfer any of the Domain Names to another party that purchases Merck's rights in the Product in any country or countries outside the Territory (subject to Guilford's rights set forth in this Section 2.17 and Sections 11.1 and 11.2 hereof) and in such event Merck shall require such party to agree to perform Merck's obligations with respect to the Domain Names under this Section
                2.17. Guilford hereby grants to Merck a royalty-free, non-revocable, non-exclusive license in the Trademark and the name "Aggrastat" in the Territory for the limited purpose of using such Trademark and name in the Domain Names and on the websites identified with the Domain Names; such license will last as long as Merck owns the Domain Names and shall be sub-licensable (subject to Sections 11.1 and 11.2) to any party that purchases Merck's rights in the Product in any country or countries outside the Territory. Merck hereby represents that except for the Domain Name "aggrastat.com," the Domain Names are inactive as of the Effective Date and that there are no active websites or web addresses associated with any such Domain Names. Except as otherwise provided above with respect to the "aggrastat.com" domain name, nothing in this Agreement shall require Merck to maintain the Domain Names as active domain names or to activate websites accessible through such Domain Names.

        2.18 ASSUMPTION OF LIABILITIES. On the terms and subject to the conditions of this Agreement, as of the Effective Date, Guilford shall assume the Assumed Liabilities and Merck shall remain responsible and liable for the Excluded Liabilities.



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

        2.19    INITIAL PURCHASE PRICE AND ROYALTY PAYMENTS.

                (a) Initial Purchase Price. Subject to adjustment in accordance with Section 2.19(b), in partial consideration for the transfer of the Acquired Assets and the licenses granted to Guilford by Merck hereunder, Guilford shall pay Merck the sum of eighty million, three hundred thousand dollars ($80,300,000.00) plus
                (A) $11,000 for certain IMS Data previously provided to Guilford, and (B) $150,000 for certain administrative services to be performed by Merck, and less (i) $62,500.00 representing 50% of the fee paid to the Federal Trade Commission by Guilford pursuant to the HSR Act, and (ii) the amount of any adjustments pursuant to Section 2.19(b) (the "Initial Purchase Price").

                (b) Adjustment to Initial Purchase Price in the event of Unanticipated Sales. The Initial Purchase Price will be reduced by a proportionate share of Net Unanticipated October Sales, if any, determined based on the number of days elapsed in October as of the Effective Date.

                        Definitions:

                        "Unanticipated October Sales" means the amount, if any, by which Headquarter Sales during October 2003 exceeds $2,500,000.00; provided that in the event the Effective Date shall occur prior to October 31, 2003, the $2,500,000.00 threshold shall be proportionately reduced based upon the number of days in October elapsed as of the Effective Date.

                        "Net Unanticipated October Sales" means Unanticipated October Sales reduced by (A) chargebacks, GPO administrative fees, rebates and



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                        discounts granted or accrued with respect to
                        Unanticipated October Sales and (B) the Fully Allocated Cost of Unanticipated October Sales.

                (c) Payment of Initial Purchase Price. On the Effective Date, Guilford shall pay the Initial Purchase Price, less any adjustment required by Section 2.19(b), by wire transfer as set forth in Section 2.20. Merck shall certify at the Effective Date the Net Unanticipated October Sales, if any, in such detail as shall be reasonably requested by Guilford.

                (d) Royalty Payments.

                (i) In further consideration for the transfer of the Acquired Assets and the licenses granted to Guilford by Merck hereunder, Guilford shall pay royalty payments to Merck on Net Sales in each Calendar Year commencing with 2004 and continuing until the earlier of (i) expiration of the last to expire of the Assigned Patents, or (ii) the date of entry of a Final Order of a court in the Territory having jurisdiction of the subject matter thereof declaring the last of the Assigned Patents invalid under Applicable US Law ("Royalty Payments"), calculated as a percentage of Net Sales in such Calendar Year, as follows:

                Royalty Payments for Calendar Years 2004, 2005 and 2006

                0% of Net Sales up to $40,000,000 ("Initial Threshold");

                10% of Net Sales in excess of $40,000,000 and less than $50,000,000;

                12% of Net Sales in excess of $50,000,000 and less than $75,000,000;

                14% of Net Sales in excess of $75,000,000 and less than $100,000,000; and

                20% of Net Sales over $100,000,000.



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                Royalty Payments for Calendar Years 2007 and succeeding Calendar
                Years

                5% of Net Sales up to $28,000,000;

                10% of Net Sales in excess of $28,000,000 and less than $50,000,000;

                12% of Net Sales in excess of $50,000,000 and less than $75,000,000;

                14% of Net Sales in excess of $75,000,000 and less than $100,000,000; and

                20% of Net Sales over $100,000,000.

                (ii) Royalty Payments shall be payable not more than forty-five
                (45) days following the end of each calendar quarter, provided however that with respect to 2004, 2005 and 2006, Royalty Payments shall be payable not more than forty-five (45) days following the end of (x) the calendar quarter in which Net Sales first exceed the Initial Threshold and (y) each succeeding calendar quarter. Royalty Payments will be accompanied by a Quarterly Statement as provided in Section 3.13.

                (e) Royalty Payments for Combination Product. In the event that Guilford markets, distributes or sells a formulation in which tirofiban hydrochloride or any derivative thereof is present in combination with another substance ("Combination Product"), the Royalty Payment payable on account of Net Sales of such Product shall be based on the amount of tirofiban hydrochloride (or any derivative thereof) in the Combination Product, as follows:
                First, the amount of tirofiban hydrochloride (or any derivative thereof) in the Combination Product shall be compared to the amount in each available monotherapy Product in order to identify the available monotherapy Product that comes closest to having the



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                same amount of tirofiban hydrochloride (or any derivative
                thereof) (the "Benchmark Product"); second, the number of milliliters of tirofiban hydrochloride (or any derivative thereof) in the Combination Product shall be divided by the number of milliliters of tirofiban hydrochloride (or any derivative thereof) in the Benchmark Product, and the resulting fraction shall be multiplied by the Royalty Payment that would be due for the same number of units of the Benchmark Product. For example, if Guilford currently sells a monotherapy Product containing 100mL of tirofiban hydrochloride and another monotherapy Product containing 250mL of tirofiban hydrochloride, and the Combination Product contains 125mL of tirofiban hydrochloride, then the Benchmark Product would be the 100mL dosage formulation, and the Royalty Payment for the Combination Product would be 125/100 or 125% of the Royalty Payment for the same number of units of the Benchmark Product.

        2.20    FORM OF PAYMENTS.

                (a) The Initial Purchase Price shall be paid by Guilford to Merck by *; Reference: Sale of Aggrastat(R) to Guilford Pharmaceuticals Inc., October 28, 2003.

                (b) Royalty Payments shall be paid by Guilford to Merck by Federal wire of funds in the manner set forth in paragraph (a) for the Initial Purchase Price or otherwise as may be specified in writing by Merck from time to time.

        2.21    HART-SCOTT-RODINO COMPLIANCE

                Prior to the execution of this Agreement, Merck and Guilford have notified the Federal Trade Commission ("FTC") of the transaction which forms the basis of this Agreement in accordance with the requirements of the HSR Act. Guilford



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Exchange Commission.

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                and Merck shall equally share the fee required for such
                notification, which is stipulated and agreed to be $125,000, 50% of which shall be deducted from the Initial Purchase Price pursuant to Section 2.19(a). Each party shall be responsible for the payment of its own attorney fees in connection with any HSR filing or other activities pursuant to the HSR Act.

        2.22    ALLOCATION

                The parties shall make reasonable efforts in good faith to agree upon the allocation of the purchase price for all tax purposes and in any and all filings, declarations and reports with the Internal Revenue Service (the "IRS") in respect thereof, including the reports required to be filed under Section 1060 of the Internal Revenue Code, as amended, if applicable, it being understood that neither party can assure the other that agreement can be reached upon such allocation. If agreement is reached upon such allocation, then in any proceeding related to the determination of any tax, neither party shall, except to the extent required by Applicable Laws (for example, if previously unknown information affecting such allocation, or mathematical errors underlying such allocation, should be learned), contend or represent that such allocation is incorrect.

        2.23    *

                *:

                (a)     *;

                (b)     *; and

                (c)     *.

                *.

                *:



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                (a)     *;

                (b)     *;

                (c)     *; or

                (d)     *.

                *

        2.24    IDENTIFICATION OF SCHEDULED ACQUIRED ASSETS

                Merck prepared each of the Schedules setting forth the Acquired Assets (the "Acquired Assets Schedules") so as to identify those types of assets in the possession or control of Merck and its Affiliates used in the distribution, use, sale, offer for sale and marketing (but not the manufacture) of the Product in the Territory. In the event that after the Effective Date it is determined that an asset of such type should have been included in the Acquired Assets but was inadvertently omitted from the Acquired Assets Schedules, Merck and Guilford shall negotiate in good faith an amendment to the relevant Acquired Asset Schedule to incorporate such asset thereon.

        2.25    RIGHTS TO PRODUCT IN THE TERRITORY

                The Parties acknowledge and agree that GUILFORD shall have the sole and exclusive right from and after the Effective Date to represent to third parties that GUILFORD has acquired all rights to, and is the successor to Merck with respect to, the Product in the Territory, without reservation by Merck of any lien, security interest or right of reversion therein.

        2.26 LICENSE TO LICENSED RELATED PATENTS. Merck hereby grants to Guilford a perpetual, royalty-free, exclusive license in the Territory under the Licensed Related Patents to use, sell, offer to sell or import Product in the Territory solely



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                for (i) Covered Indications, (ii) Non-Covered Indications for
                which Guilford has obtained first Marketing Authorization in accordance with Section 2.15, and (iii) any other activities performed by Guilford or its Affiliates prior to obtaining Marketing Authorization for a Non-Covered Indication that are reasonably and necessarily aimed at obtaining such Marketing Authorization and after obtaining Marketing Authorization to support commercialization in the Territory for such Non-Covered Indication. Notwithstanding anything contained in this Agreement, Merck shall have no obligation to maintain any of the Related Patents; provided that in the event Merck shall abandon any of the Related Patents, Merck shall provide prior written notice to Guilford and Guilford shall have the right to elect, upon written notice to Merck, to assume maintenance of such Related Patents, including payment of any maintenance fees associated therewith.

        2.27 SUBLICENSE TO DUPONT AGREEMENT, RPR AGREEMENT AND GENENTECH AGREEMENT. Solely to the extent permitted by each of the DuPont Agreement, the Genentech Agreement and the RPR Agreement, Merck grants to Guilford a non-exclusive, non-transferable, non-sublicensable license in the Territory of any sub-licensable rights granted to Merck under the foregoing Agreements to use, sell, offer to sell and import Product in the Territory solely for (i) Covered Indications, (ii) Non-Covered Indications for which Guilford has obtained first Marketing Authorization in accordance with Section 2.15, and (iii) any other activities performed by Guilford or its Affiliates prior to obtaining Marketing Authorization for a Non-Covered Indication that are reasonably and necessarily aimed at obtaining such Marketing Authorization and after obtaining Marketing Authorization to support commercialization in the Territory for such Non-Covered Indication. Notwithstanding anything contained in this Agreement, Merck shall



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                have no obligation to prevent the lapse or termination of its rights including but not limited to its right to sublicense rights under the foregoing Agreements; provided, that Merck shall not take any affirmative action to waive or otherwise terminate any such rights.

        2.28    *

                *

        2.29    *

                *

        2.30    *

                (a)     *

                (b)     *

                (c)     *

3       EFFECTIVE DATE, EFFECTIVENESS, DELIVERY OF ACQUIRED ASSETS

        EFFECTIVE DATE

        3.1 The parties hereby acknowledge the execution and delivery to the other of the Supply Agreement and the Transition Services Agreement contemporaneously with this Agreement.

        3.2 Guilford hereby acknowledges the execution and/or delivery by Merck to Guilford (or its designee) of the following contemporaneously with this Agreement except as otherwise noted below:

                (a) an appropriately executed Trademark Assignment in the form of Schedule D (the "Trademark Assignment"),

                (b) an appropriately executed Patent Assignment for the Assigned Patents in the form of Schedule E (the "Patent Assignment"),

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                (c)     an assignment and bill of sale for the NDA, the IND, the
                        Documentation, the Marketing Materials, the Clinical
                        Data and Materials and the Acquired Domain Name in the form attached hereto as Schedule F.

                (d) a written notice to the FDA executed by Merck, substantially in the form attached hereto as Schedule 3.2(d), of the transfer of title to the NDA and the IND from Merck to Guilford (or its designee),

                (e) a true and complete copy of the TARGET Data and the TARGET Materials, except for the redaction of specific patient information as required to protect patient privacy,

                (f) the certificate regarding Net Unanticipated October Sales as contemplated in Section 2.19(b),

                (g)     those Acquired Assets specifically identified on
                        Schedule 3.2(g) as necessary for delivery on the Effective Date, and

                (h) if available on the Effective Date, all Acquired Assets other than those identified as necessary for delivery on the Effective Date ("Additional Deliverables"). In the event that the Additional Deliverables have not been delivered on the Effective Date, Merck shall cause the delivery thereof to occur within thirty (30) days of the Effective Date pursuant to Section 3.6.

        3.3 Merck hereby acknowledges the execution and/or delivery by Guilford to Merck of the following:

                (a) the Initial Purchase Price as set forth in Section 2.19, and

                (b) a written notice to the FDA executed by Guilford, substantially in the form attached hereto as Schedule 3.3, of the transfer of title to the NDA and the IND from Merck to Guilford.



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Exchange Commission.

        3.4 Guilford shall pay or cause to be paid any and all transfer, stamp, sales or other similar taxes or duties payable in connection with the sale or transfer of the Acquired Assets to Guilford (or its designee), as well as any and all third-party costs and expenses relating to the transfer and assignment to Guilford (or its designee) of the Trademark and the Assigned Patents, including, without limitation, all costs and taxes with respect to recordation of transfer. Recordation of transfer and assignment of the Trademark and the Assigned Patents shall be the responsibility of Guilford.

        STEPS TO BE TAKEN AFTER THE EFFECTIVE DATE

        3.5 On or immediately following the Effective Date, and in any event within one (1) business day after the Effective Date, Guilford and Merck shall each deliver to the FDA written notices, substantially in the forms attached hereto as Schedules 3.2(d) and 3.3, of the transfer of title to the NDA and the IND from Merck to Guilford.

        3.6 As soon as practicable on or after the Effective Date, and in no event later than thirty (30) days after the Effective Date, Merck shall deliver to Guilford any Additional Deliverables (other than those to be delivered pursuant to Section 2.30) not delivered on the Effective Date, by shipment to a destination in the United States specified by Guilford. Copying and shipment of any Acquired Assets shall be at Merck's expense. Notwithstanding any provision of this Agreement to the contrary, Merck shall have the right to retain the original TARGET database and one copy of the other Additional Deliverables for its records, subject to the provisions of Section 10.2 hereof.

        3.8 Any information regarding Adverse Experiences for the Product received by Merck before the Effective Date but not yet reported to the FDA as of the



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                Effective Date shall be provided to Guilford as soon as
                practicable, and no event later than fifteen (15) days, after the Effective Date.

        3.9 Merck will, immediately after the Effective Date, and in any event within two (2) days of the Effective Date, distribute to the other parties to the Contracts a letter in the form attached hereto as Schedule 3.9. Any other notices to such parties or other customers will be the responsibility of Guilford.

        FURTHER ASSURANCES

        3.10 Each of Merck and Guilford shall, at any time or from time to time after the Effective Date, at the request and expense of the other, execute and deliver to the other all such instruments and documents or further assurances as the other party may reasonably request in order to sell, assign and transfer to Guilford the Acquired Assets as contemplated hereby; provided, however, that after the Effective Date, apart from such customary further assurances, Merck shall have no other obligations (including without limitation any obligation to provide technical or other assistance to Guilford) except as specifically set forth and described herein or in the Supply Agreement or the Transition Services Agreement.

        COOPERATION WITH RESPECT TO ACQUIRED ASSETS AND ASSUMED LIABILITIES

        3.11 From and after the Effective Date, each party shall make available to the other party during normal business hours and upon reasonable prior written notice, but without unreasonably disrupting its business, all records as to the Acquired Assets and Assumed Liabilities held by it and reasonably necessary to permit the defense or investigation of any litigation, hearing, regulatory proceeding or investigation directly relating to any of such assets or liabilities and shall preserve



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                and retain all such records for the length of time contemplated by their standard record retention policies and schedules; provided, however, that in no event shall Merck be required to supply any Manufacturing Information to Guilford or to assist Guilford in any validation process or other regulatory process or proceeding related to the Manufacture of the Product or any other product except as specifically set forth herein or in any of the other Transaction Documents. Each party will give prompt written notice to the other party of any litigation or regulatory proceeding (including without limitation any investigation, inspection or other administrative review of any Governmental Authority) in which such party is involved as a party that directly concerns, and might materially and adversely affect, the Product or the Acquired Assets or Guilford's rights in the same.

        3.12 MERCK RECORDKEEPING REQUIREMENTS; GUILFORD AUDIT RIGHTS. During the period when Merck provides administrative functions pursuant to Article 9, Merck shall keep complete, accurate and detailed records (in addition to any records required to be kept pursuant to the Transition Agreement) of all matters within Merck's administration under Article 9 (including chargebacks, GPO administrative fees, discounts and rebates, product returns and accounts payable and receivable) and shall retain such records for a reasonable time thereafter. Such records shall be kept in sufficient detail to permit independent audit of such records. Merck shall, at Guilford's request and expense, make such records available for examination upon reasonable notice during normal business hours by Guilford or its independent certified public accountants or auditors designated by Guilford and approved by Merck, which approval shall not be unreasonably withheld or delayed.



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        3.13    GUILFORD RECORDKEEPING AND REPORTING REQUIREMENTS; MERCK AUDIT
                RIGHTS; QUARTERLY STATEMENTS.

        (a) Guilford recordkeeping requirements; Merck audit rights. Guilford shall keep complete and accurate books and records of all Net Sales of the Product and all items necessary to accurately calculate Net Sales in accordance with generally accepted accounting practices consistently applied (except to the extent that the computation of Net Sales in accordance with
                Section 1.36 requires recordkeeping on a cash rather than accrual basis), including without limitation records of the gross amounts invoiced on all sales of Product, the prices in effect from time to time, the gross revenue derived from sales of the Product, returns, allowances, chargebacks, GPO administrative fees, rebates and discounts actually paid to unaffiliated customers in arm's length transactions in the ordinary course of business, and all other information used or necessary to be used in computing Net Sales or Royalty Payments, and shall retain such records for a reasonable time. Guilford shall, at Merck's request and expense, make all such records available for examination (not more often than once every two years) upon reasonable notice during normal business hours by Merck or its independent certified public accountants or auditors designated by Merck and approved by Guilford, which approval shall not be unreasonably withheld or delayed; provided, however, that any claim for unpaid or inadequate Royalty Payments will not be deemed to arise until the date when Merck shall have discovered such shortfall or lack of payment.

        (b) Quarterly statements. Not more than forty-five (45) days after the end of each calendar quarter after the Effective Date (regardless of whether a Royalty Payment is payable with respect to such calendar quarter), Guilford shall furnish



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                to Merck a statement which shall contain the following
                information: total gross sales of Product in the Territory during such calendar quarter; the unit price for Product in effect in the Territory from time to time during such calendar quarter; all returns, allowances, chargebacks, GPO administrative fees, rebates and discounts actually paid to unaffiliated customers in arm's length transactions in the ordinary course of business during such calendar quarter; and any other information used or necessary to be used in computing Net Sales or Royalty Payments for such calendar quarter.

4       MERCK'S REPRESENTATIONS AND WARRANTIES

        4.1     Merck represents and warrants as of the Effective Date, that:

                (a) Merck is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey.

                (b) The execution, delivery and performance by Merck of this Agreement and each of the Transaction Documents to which Merck is a party are within Merck's corporate power, have been duly authorized by all necessary corporate action and do not contravene or constitute a default under any provision of the certificate of incorporation or by-laws of Merck or any provision of Applicable Law or regulation or of any judgment, injunction, order or decree binding upon Merck or to which any Acquired Asset is subject, or any indenture, bank loan, credit, or other agreement binding upon Merck or to which any Acquired Asset is subject. This Agreement and each of the Transaction Documents to which Merck is a party is a legal, valid and binding agreement of Merck enforceable in accordance with its terms.

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                (c)     Except for the requirement that both Guilford and Merck
                        provide written notice to the FDA of the transfer of the NDA from Merck to Guilford, the execution, delivery and performance by Merck of this Agreement and the other Transaction Documents, and the consummation by Merck of the transactions contemplated hereby and thereby, require no action by or in respect of, or filing with, any governmental body, agency or official or any other consent of any Person, firm or other entity.

                (d) Merck is the legal and beneficial owner of the Acquired Assets (other than the Logo, with respect to which Merck makes no representations), free and clear of all Liens and Encumbrances.

                (e) The Marketing Materials consist of, in addition to all promotional materials submitted to the FDA which are included on Schedule C, (1) at least one copy of all promotional materials used by Merck sales representatives in 2002 (subject to certain notations included on the hard copies thereof), (2) all clinical reprints used in promotion of the Product in 2002, (3) all available materials used for training of sales representatives, (4) all available syndicated market research, (5) sales records for the period 1998-2002 (including account level sales data for 2000-2002) and
                        (6) customer lists for 2002.

                (f) The TARGET Materials consist of (1) a copy of the TARGET database (redacted to delete patient-identifiable information), (2) to the extent existing in WORF as of the Effective Date, completed case report forms (or copies thereof) completed in connection with the TARGET trial (redacted to delete patient-identifiable information), (3) all analysis and correspondence between Merck and the FDA relating to the TARGET



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Exchange Commission.

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                        study (except to the extent included in the NDA, it
                        being understood that Merck believes all such analysis and correspondence is included in the NDA), and (4) the two Statistical Analysis Software ("SAS") Codes necessary to access the TARGET database. Except for the redaction of specific patient information as required to protect patient privacy, the copy of the TARGET database and the other TARGET Materials provided to Guilford on the Effective Date represents a complete, true and accurate copy of all such materials (it being understood and agreed that if completed case report forms (or copies thereof) completed in connection with the TARGET trial do not exist in the WORF, Merck will cooperate with Guilford to attempt to obtain a copy thereof from the Cleveland Clinic).

                (g) The Clinical Data and Materials, together with the TARGET Materials, the NDA and the IND, include, except for the TACTICS Materials and the Clinical Research Materials, (i) all documentation or other written evidence of ongoing research and development with respect to the Product as of the Effective Date in the WORF or specifically set forth on Schedule 1.12, and
                        (ii) the results of all clinical trials or studies conducted by Merck with respect to the Product prior to the Effective Date (including all Recorded Information related thereto) in the WORF or specifically set forth on Schedule 1.12.

                (h) The Documentation includes those documents, instrumentation, files and records relating to the Trademark and Assigned Patents (including all patent prosecution files for Assigned Patents and the original issued patent certificates therefor), FDA regulatory processes relating to the


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Exchange Commission.

                        promotion of the Product, litigation files, and medical inquiries and responses, in each case relating to the Product in the Territory in the possession and control of Merck or its Affiliates as of the Effective Date, that Merck in its reasonable judgment believes to be material to the sale, market or use of the Product in the Territory.

                (i) Merck is the owner of the Assigned Patents, the Trademark, the NDA, the IND, the Marketing Materials, the TARGET Data and the TARGET Materials, the Clinical Data and Materials, the Documentation and the Related Patents and has the right to assign or license, as applicable, such assets to Guilford without the consent of any third Person.

                (j) Except as set forth on Schedule 4.1(j), there is no claim pending or, to the knowledge of Merck based on Recorded Information, threatened, that the use of the Assigned Patents, the Trademark, the NDA, the IND, the Marketing Materials, the TARGET Materials, the TARGET Data, the Clinical Data and Materials, the Documentation the Logo or the Acquired Domain Name in the manner heretofore used by Merck and its Affiliates in connection with the distribution, sale and promotion of the Product in the Territory infringes upon or conflicts with any patent or other intellectual property rights of any third party or that Guilford, by practicing under the Assigned Patents in the Territory as of the Effective Date would violate any intellectual property rights of any third party.

                (k) As of the Effective Date, the Trademark is valid and enforceable, and free and clear of all Liens and Encumbrances. There is no claim pending or, to the knowledge of Merck based on Recorded Information, threatened, that the use of the Trademark in the manner heretofore used by Merck



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Exchange Commission.

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                        and its Affiliates in connection with the distribution,
                        sale and promotion of the Product in the Territory infringes upon or conflicts with any the rights of any third party.

                (l) Merck has not given notice to any third parties in the two (2) years prior to the Effective Date, asserting infringement by such third party of the Trademark or any of the Assigned Patents or the Related Patents.

                (m) Except as set forth on Schedule 4.1(m), or as otherwise specifically set forth in this Agreement, as of the Effective Date neither Merck nor any of its Affiliates has executed or granted to any third party any license or other right to market, distribute, sell or offer for sale the Product or any generic substitutes therefor, in or into the Territory.

                (n) Merck has provided Guilford with the opportunity to review the true, accurate and complete NDA and IND for the Product prior to the Effective Date (except for redaction of confidential patient information). Merck and its Affiliates have no new drug applications or investigational new drug applications in the Territory pertaining to the Product, whether issued, pending, abandoned, withdrawn, or in draft form other than the NDA and the IND. Merck (i) has complied in all material respects with all Applicable US Laws in connection with the preparation and submission to the FDA of each of the NDA and IND and (ii) has filed with the FDA all required notices, supplemental applications, and annual and other reports, including Adverse Experience reports, with respect to each NDA and IND. The NDA has been approved and remains in effect in the United States, and as of the Effective Date, Merck has all the legal rights of a holder of an approved new drug application with respect to the



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                        Product in the United States. There is no action or
                        proceeding by any Governmental Authority in the Territory pending or, to the knowledge of Merck based on Recorded Information, threatened, seeking revocation or suspension of the NDA or the IND.

                (o) To the knowledge of Merck based on Recorded Information, no recall or withdrawal for the Product in the Territory is pending or threatened.

                (p) Except as set forth on Schedule 4.1(p) hereof, there are no claims or complaints made or brought against Merck in the Territory prior to the Effective Date relating to the Product or the Acquired Assets, other than (i) litigation and claims listed on Schedule 4.1(p), and
                        (ii) the claims, complaints, adverse reactions or experiences, recalls, and product and packaging complaints contained or disclosed in the NDA or included in Schedule 4.1(q). (For reasons of patient privacy, the names of claimants have been redacted from the claims described in Schedule 4.1(p)).

                (q) Schedule 4.1(q) sets forth all Adverse Experiences existing with respect to the Product that have not yet been reported to the FDA.

                (r) The assignments and transfer documents to be delivered to Guilford pursuant to Section 3.2 will be in appropriate form and sufficient to sell, assign and transfer to Guilford all right, title and interest in and to the Acquired Assets free and clear of any Liens or Encumbrances.

                (s) The IND is true, accurate and complete, and contains all of the information posted to the IND over the life of the Product.

                (t) The NDA is true, accurate and complete, and contains all of the information posted to the NDA over the life of the Product and all information concerning side effects, injury, toxicity or sensitivity reaction,



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                        or unexpected incidents, whether or not Serious or
                        Unexpected, relating to the Product ("Adverse Experiences"), that Merck has reported to the FDA during the time from the original filing of the NDA until the Effective Date (except as set forth in paragraph (q)).

                (u) Except as listed in Schedule 1.14, there are no Contracts between Merck or any of its Affiliates and any third parties (including Governmental Authorities, GPOs, hospitals, health maintenance organizations and other buyers of Product in the Territory) directly relating to or affecting the sale of the Product in the Territory. Merck has made available to Guilford complete and correct copies of the Contracts. Each of the Contracts is in effect as of the Effective Date and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of Merck and the other parties thereto. Neither Merck nor any other party thereto has failed to perform or is otherwise in breach in any material respect of any of the Contracts. However, Merck has informed Guilford that such Contracts are not assignable without the consent of the other parties and that Merck intends to terminate all Contracts in accordance with Section 3.9.

                (v) Merck has not negotiated with or through any broker or finder in connection with this Agreement or the subject matter hereof. No broker's commission or finder's fee will be payable by either party as a result of this Agreement.

                (w) Merck has complied and will comply in all material respects with the requirements of the HSR Act.

                (x) Merck is the holder of the Assigned Patents and the Related Patents set forth in Schedules 1.10 and 1.55, respectively.



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                (y)     Schedule 4.1(y) sets forth a list of all ongoing
                        clinical trials conducted by Merck involving the Product in Covered Indications. As of the Effective Date, Merck has no existing research program, nor does the senior management of its research division currently intend to commence any such research programs, with respect to any purpose or indication for the Product other than Covered Indications.

                (z) Merck has provided Guilford with the opportunity to review the true, accurate and complete copies of the DuPont Agreement, the Genentech Agreement, the RPR Agreement and Merck's third party manufacturing contracts related to the Product in the Territory, together with any and all amendments, supplements or other modifications relevant to such agreements.

                (aa) As of the Effective Date, to the knowledge of Merck's senior management, Merck and its Affiliates do not have any existing research program, nor do they currently intend to commence any research program, with respect to the Product or any IIb/IIIa inhibitor. Merck has disclosed to Guilford that it has rights in a direct thrombin inhibitor.

                (bb) Headquarter Sales during September 2003 did not exceed $2,500,000.

        4.2 DISCLAIMERS. Except for the representations and warranties set forth in Section 4.1 and in the other agreements executed by Merck or any of its Affiliates in connection herewith, Merck does not make any representation or warranty, and specifically disclaims any warranty:

                (a) That it is the holder of any unexpired Patent Rights for the Product in the Territory except the Assigned Patents, the Related Patents and the Process Patents. No Patent Rights for the Product are being assigned,



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                        transferred, licensed or sublicensed to Guilford under
                        this Agreement, except the Assigned Patents, the Licensed Related Patents and any Patent Rights licensed to Guilford pursuant to Section 2.27.

                (b) Merck makes no representations or warranties concerning the manufacturing process, or the efficacy, efficiency or adequacy of the Acquired Assets for the purpose of manufacturing, marketing or selling the Product either before or after the Effective Date.

                (c) Concerning the efficacy or safety for human use of the Product, whether in the formulation heretofore Manufactured and sold under the name "AGGRASTAT" or in the form of any other formulation or stereoisomer or other derivative.

                (d) Concerning legal and regulatory requirements that must be satisfied by Guilford before Guilford will be able lawfully to Manufacture, market and sell the Product in the Territory or any other country.

                (e) That any medical information provided by Merck to Guilford concerning the use of the Product is in accordance with sound medical practice or may be relied on by Guilford or any other Person for any purpose.

                (f) That the Marketing Materials are current or in accordance with Product Labeling or can be used for any purpose other than historical reference.

                (g) That the Contracts are assignable to Guilford without the consent of the other parties to the Contracts or that the other parties will consent to such assignment, enter into contracts with Guilford, purchase the Product from Guilford or do business in any manner with Guilford. To the contrary, Merck has informed Guilford that the Contracts are not assignable without the other parties' consent, that certain additional parties (i.e., group



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                        purchasing organizations) may need to consent to any
                        such assignment or any new contract with such other parties, and that Merck's communication with such other parties regarding the Product and Guilford will be limited to the letter described in Section 3.9.

        4.3 LIMITATION ON MERCK'S REPRESENTATIONS AND WARRANTIES. GUILFORD ACKNOWLEDGES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY CONTAINED IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, MERCK HAS MADE NO REPRESENTATION OR WARRANTY WHATSOEVER AND GUILFORD HAS NOT RELIED ON ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, EXCEPT THOSE EXPRESSLY SET FORTH IN THIS AGREEMENT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, GUILFORD ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS, GUILFORD IS ACQUIRING THE ACQUIRED ASSETS ON AN "AS IS, WHERE IS" BASIS WITHOUT ANY EXPRESS OR IMPLIED WARRANTIES AS TO THE FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR CONDITION OF THE ACQUIRED ASSETS OR AS TO ANY OTHER MATTER.

5       GUILFORD'S REPRESENTATIONS AND WARRANTIES

        5.1     Guilford represents and warrants as of the Effective Date that:

                (a) Guilford is a corporation duly organized and validly existing under the laws of the State of Delaware.

                (b) The execution, delivery and performance by Guilford of this Agreement and each of the documents contemplated hereby to which Guilford is a



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                        party are within Guilford's power, have been duly
                        approved and authorized by all necessary action and do not contravene or constitute a default under the constitutive documents of Guilford or of Applicable Law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Guilford. This Agreement is a legal, valid and binding agreement of Guilford enforceable in accordance with its terms.

                (c) Except for the requirement that both Guilford and Merck provide written notice to the FDA of the transfer of the NDA and the IND from Merck to Guilford and compliance with the requirements of the HSR Act, the execution, delivery and performance by Guilford of this Agreement and each of the documents contemplated hereby to which Guilford is a party require no action by or in respect of, or filing with, any governmental body, agency or official, or any other consent.

                (d) Guilford has complied and will comply in all material respects with the requirements of the HSR Act.

                (e) Guilford has not negotiated with or through any broker or finder in connection with this Agreement or the subject matter hereof. No broker's commission or finder's fee will be payable by either party as a result of this Agreement.

                (f) As of the Effective Date, Guilford has no existing research program with respect to any purpose or indication for the Product other than Covered Indications.

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                (g)     As of the Effective Data, Guilford has no existing plans
                        or intention to effect or experience a "Change of Control" as defined in the Supply Agreement.


                (h) Guilford will not use any of the Marketing Materials in any way that violates Applicable Law or causes any liability to Merck.

6       POST-EFFECTIVE DATE ACTIVITIES OF MERCK

        6.1 After the Effective Date and until the expiration of the Assigned Patents, neither Merck nor any of its Affiliates nor any of their respective successors or assigns shall:

                (a) directly or indirectly make, have made, use, market, sell, offer to sell, import or distribute tirofiban hyrdrochloride in the Territory (i) for Covered Indications (except for any sales to Guilford pursuant to the Supply Agreement or any sales for use outside of the Territory), or (ii) for Non-Covered Indications for which Guilford has exclusive rights under Section 2.15; or

                (b) directly or indirectly make, have made, use, market, sell, offer to sell, import or distribute tirofiban hyrdrochloride in the Territory (except for any sales to Guilford pursuant to the Supply Agreement, any sales for use outside of the Territory, or any manufacture, formulation or use as a comparator in clinical trials permitted by Section 6.2(c) below) for any indication in the following dosage forms and package presentations:
                        100 mL pre-mixed bag (containing 5mg tirofiban); 250 mL pre-mixed bag (containing 12.5 mg tirofiban); 50 mL vial (concentrate, containing 12.5 mg tirofiban); or



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                (c)     acquire or submit any investigational new drug
                        application, new drug application or abbreviated new drug application, patent application, or request for approval of any Governmental Authority with respect to tirofiban hyrdrochloride in the Territory for the Covered Indications or for Non-Covered Indications for which Guilford has exclusive rights under Section 2.15.

        6.2 Notwithstanding anything contained herein to the contrary, nothing in this Agreement shall be construed as restricting the ability of Merck or its Affiliates:

                (a) to Manufacture (whether such Manufacturing is performed inside or outside the Territory) the Product (i) pursuant to the Supply Agreement, or (ii) for marketing, distribution and sale outside the Territory, or (iii) for Non-Covered Indications for which Merck has exclusive rights under Section 2.15; or

                (b) from exercising its rights under the licenses granted pursuant to Sections 2.3(a), 2.13 and 2.15 in accordance with the terms, conditions and limitations of such licenses; or

                (c) to Manufacture, formulate and use tirofiban hyrdrochloride inside or outside the Territory solely for the purpose of using such compound as a comparator in one or more clinical studies inside or outside the Territory; or

                (d) to research, use, Manufacture, market, distribute or sell any pharmaceuticals, biologicals or chemical entities other than tirofiban hyrdrochloride inside or outside the Territory; or

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                (e)     to use any information, data, know-how, good will or
                        intellectual property contained in the NDA and the IND in a manner consistent with Article 2 hereof.

        6.3 Merck shall from and after the Effective Date and during the Transition Period cooperate with Guilford in the transition of the Product from Merck to Guilford through the Joint Committee.

        6.4 Merck shall prepare and deliver to Guilford, on or before November 24, 2003, unaudited financial statements with respect to the Product in the Territory for calendar years 2000, 2001 and 2002 which are compliant with the rules and regulations of the United States Securities and Exchange Commission (and for the period ended on the Effective Date). Merck shall permit Guilford's independent auditors such access to books, records, work-papers, personnel and other materials at reasonable times and upon reasonable advance notice in order that such auditors may audit such financial statements in accordance with Securities Laws. Such audit shall commence upon receipt of such unaudited financial statements and shall be concluded on or before December 23, 2003. Merck shall cooperate with, and assist to the extent necessary, Guilford's independent auditor in the performance of such audit.

7       REGULATORY AFFAIRS

        NDA

        7.1 At all times after the Effective Date and until the first to occur of (a) the date when Guilford transfers the Acquired Assets in accordance with Article 11 hereof or (b) two years after the expiration or termination of the Assigned Patents, Guilford will use reasonable commercial efforts to maintain the NDA and the IND for the Product, valid and in good standing and authorizing Guilford to manufacture and



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                sell tirofiban hydrochloride in the Territory under the name
                "AGGRASTAT." During such period: (a) Guilford shall not alter or impair the NDA or the IND in any manner that would impair Merck's ability to Manufacture API or the Product in accordance with its rights under this Agreement and the Supply Agreement, and (b) Guilford will promote the Product in a manner consistent with the Product's current labeling as in effect from time to time.

        REGULATORY COMPLIANCE

        7.2 Within the time permitted under applicable regulations, each of Guilford and Merck shall file or cause to be filed with the FDA all notices, assignments, documents and/or other materials required by Applicable Law to be filed in connection with this Agreement, including without limitation the notices in the forms of Schedule 3.3 and FDA Form 356h. At all later times, each party shall make promptly any further filings and take any actions reasonably required to consummate the transactions contemplated hereby.

        7.3 From and after the Effective Date, except to the extent otherwise provided in the Supply Agreement or the Transition Services Agreement, Guilford will be responsible for developing at its own expense, new product labeling (including without limitation new NDC numbers), package inserts, imprinting and packaging data as appropriate, for the Product.

        7.4     From and after the Effective Date, except as set forth in
                Section 7.8, Guilford will be responsible for all regulatory compliance activities with respect to the Product in the Territory.

        MEDICAL INQUIRIES



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        7.5     Until the first to occur of (A) sixty (60) days after the
                Effective Date or (B) the date when Guilford notifies Merck that Guilford is prepared to assume responsibility for medical inquiries, Merck shall continue to respond to questions and inquiries relating to the Product raised by health care professionals and customers in the manner in which it responded to such questions prior to the Effective Date. Commencing promptly after the Effective Date, Guilford will establish and implement effective procedures and mechanisms for responding to such questions and inquiries and will notify Merck when such procedures and mechanisms are in place; provided, however, that in no event shall Merck have responsibility for such questions and inquiries more than sixty (60) days after the Effective Date, except in the case of medical emergency.

        7.6 On the Effective Date (except as provided in Section 7.5), Guilford shall assume all responsibility for all correspondence and communication with physicians and other health care professionals in the Territory relating to the Product. Guilford shall keep such records and make such reports as shall be reasonably necessary to document such communications in compliance with all applicable regulatory requirements.

        ADVERSE EXPERIENCE AND REACTION REPORTING

        7.7 Effective on the Effective Date, and continuing as long as the NDA for the Product is active with the FDA, Guilford and Merck shall be responsible for reporting Adverse Experiences and reactions in accordance with Section 9.1 of the Supply Agreement.

        REGULATORY REPORTING

        7.8 After the Effective Date, Guilford shall have full responsibility for completing and filing the annual report and all other required reports in the Territory for the



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                Product; provided, however, that Merck has filed or will file the annual report for 2003 for the Product and the IND annual progress report; and provided that Merck will cooperate in good faith to provide Guilford with any information relating to the Product in the Territory and reasonably requested by Guilford as necessary to comply with its obligations under Applicable US Laws.

        7.9 After the Effective Date and so long as Merck sells tirofiban hyrdrochloride outside the Territory, Guilford shall send to Merck, within 30 days after filing with the FDA, a copy of each annual report for the NDA and the IND and any other filing in connection with the NDA or the IND, and any changes made to the product circular or product labeling for the Product free of charge.

        7.10 CHANGE OF CONTROL. Section 11.3 of the Supply Agreement is incorporated herein to the extent applicable to this Agreement. Notwithstanding any provision of this Agreement or the Supply Agreement to the contrary, in the event of a transfer or Change of Control to a non-affiliated party such that the Resulting Entity is a Qualified Successor, Guilford shall be released from any further obligations under this Agreement; provided, however, that in the event of a transfer or Change of Control to a non-affiliated party such that the Resulting Entity is not a Qualified Successor, Guilford shall retain all of its obligations under this Agreement. Within thirty (30) days after the Effective Date, Guilford shall inform Merck in writing of
                (1) its net worth as of the date immediately following the Effective Date and (2) its debt rating as of the date immediately following the Effective Date.

        7.11    CUSTOMER COMPLAINTS

                Merck and Guilford shall cooperate in good faith after the Effective Date to establish a procedure for the investigation of and response to customer



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                complaints with respect MSD Ireland Image Product (as defined in the Supply Agreement) sold prior to, on and after the Effective Date.

8       POST EFFECTIVE DATE USE OF MARKS

        8.1 Beginning on the Effective Date, but except to the extent otherwise provided in the Transition Services Agreement and/or the Supply Agreement, Guilford shall mark clearly all units of the Product Manufactured, packaged or distributed by Guilford to indicate Guilford's ownership of the Product and will not use the words, names or combined letters "Merck", "Merck & Co., Inc.", "MMD", "Merck Manufacturing Division", "Merck Sharp & Dohme", "MSD," or any variation thereof or other word, name or letter combination substantially similar thereto, or any other trade name, trademark or trade dress substantially similar to that used by Merck in connection with the Product or otherwise, or as part of the name of Guilford or any Affiliate of Guilford, after the Effective Date. Except to the extent otherwise provided in the Supply Agreement, Guilford shall not give the impression to the public, to physicians or to the pharmaceutical marketplace that the Product is a product of Merck or in any way connected with Merck (except in a public announcement permitted under Section 10.9 or in accordance with Section 2.25). Notwithstanding the foregoing or any other provision of this Agreement or any of the other Transaction Documents to the contrary, Merck hereby grants to Guilford a non-exclusive, non-revocable, royalty free license, (i) which shall be in effect only during the Transition Period and thereafter only so long as necessary for Guilford to sell and distribute any MSD Ireland Image Product (as defined in the Supply Agreement) that is purchased by Guilford but not sold prior to the end of the Transition Period, in and to any and all Marks



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                owned by Merck and used on or with the Product in the Territory, to the extent reasonably necessary to permit Guilford to market, promote, sell and distribute the MSD Ireland Image Product in accordance with the Transition Services Agreement and (ii) which shall be in effect indefinitely, for historical reference as necessary to identify Guilford as Merck's successor with respect to the Product in the Territory.

        8.2 Nothing in this Agreement gives to Merck any right to use the Trademark in association with, or for, any goods or services sold, offered for sale, marketed or advertised in the Territory except as set forth in Section 2.12 or in the Transition Services Agreement. However, Merck and its Affiliates shall have the right to use the Trademark in association with the Product; provided that the Product is only sold, marketed or advertised outside the Territory; and provided further that no such Product is knowingly sold, offered for sale, marketed or advertised outside the Territory for use in the Territory.

        8.3 Until the later to occur of (i) two years after termination or expiration of the Supply Agreement and (ii) the earlier of (A) expiration of all Foreign Patents for the Product, and (B) the date of entry of a Final Order of a court having jurisdiction of the subject matter thereof declaring the last of the Foreign Patents for the Product invalid:

                (a) Guilford will not use the Trademark in association with any drug, product, item or service other than the Product, without Merck's specific written consent which shall not be unreasonably withheld or delayed; and

                (b) If Guilford intends to use, Manufacture, distribute or sell the Product in the form of a stereoisomer or other derivative other than the formulation



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                        heretofore Manufactured and sold by Merck under the name
                        "AGGRASTAT," Guilford shall notify Merck not less than six (6) months prior to such proposed use, Manufacture, distribution or sale; and

                (c) Guilford will not market, distribute or sell the Product outside the Territory.

9       MANUFACTURE AND MARKETING OF PRODUCT AFTER EFFECTIVE DATE

        9.1     SUPPLY OF PRODUCT

                During the term of the Supply Agreement, MSD Ireland will Manufacture and/or supply the Product and the API in accordance with the terms and conditions of the Supply Agreement.

        9.2     RETURNED PRODUCT

                (a) Merck shall be responsible for and shall give credit for all Returned Products sold or distributed on or prior to the Effective Date (determined by reference to lot number such that Merck shall be responsible for all lots sold or distributed in their entirety prior to the Effective Date) to (i) customers who purchased such Returned Products from Merck and return such Returned Products to Merck and (ii) Guilford if Guilford provides documentation that it provided credit to a customer who purchased such Returned Products from Merck and returned such Returned Products to Guilford.

                (b) Guilford shall be responsible for all Returned Products sold on or after the Effective Date (determined with reference to lot number such that Guilford shall be responsible for all lots sold or distributed in whole or in part on or after the Effective Date) to (i) customers who purchased such Returned



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                        Products from Merck or Guilford, as the case may be, and
                        return such Returned Products to Guilford and (ii) Merck if Merck provides documentation that it provided credit to a customer who purchased such Returned Products from Merck or Guilford, as the case may be, and returned such Returned Products to Merck.

                (c) With respect to any lot some (but not all) of which has been sold or distributed by Merck prior to the Effective Date, the parties shall, within 30 days of the Effective Date, negotiate a credit to reflect Guilford's undertaking of responsibility with respect to returns out of that portion of such lots which were sold or distributed by Merck on or prior to the Effective Date, based on the portion of such lot sold prior to the Effective Date as compared to the portion sold after the Effective Date.

                (d) From and after the Effective Date, Merck shall keep adequate records of any Returned Product received by Merck and shall promptly notify Guilford of receipt of any Returned Product. Merck shall destroy such Returned Product in which event Merck shall provide such certifications regarding the destruction and cost of destruction of such Returned Product as Guilford shall reasonably require. Destruction by Merck of Returned Product for which Merck shall be responsible pursuant to
                        Section 9.2(a) shall be at Merck's expense, and destruction by Merck of Returned Product for which Guilford shall be responsible pursuant to Section 9.2(b) shall be at Guilford's expense. Guilford shall have the right to be present at such destruction upon request if such request is made a reasonable time in advance of such destruction.



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                (e)     From and after the Effective Date and until the
                        expiration of the time allowed for return of any Returned Products sold prior to the Effective Date, Guilford shall keep adequate records of any Returned Product received by Guilford and shall promptly notify Merck of receipt of any Returned Product that is subject to Section 9.2(a). Guilford shall destroy all such Returned Product and shall provide such certifications regarding the destruction and cost of destruction of such Returned Product as Merck shall reasonably require. Destruction by Guilford of Returned Product for which Merck shall be responsible pursuant to Section 9.2(a) shall be at Merck's expense, and destruction by Guilford of Returned Product for which Guilford shall be responsible pursuant to Section 9.2(b) shall be at Guilford's expense. Merck shall have the right to be present at such destruction upon request if such request is made a reasonable time in advance of such destruction.

        9.3     CHARGEBACKS AND GPO ADMINISTRATIVE FEES.

                (a) Merck and Guilford acknowledge that the Contracts may not remain in place throughout the Transition Period. However, as provided in the letter attached as Schedule 3.9, during the Transition Period Guilford will make available to previously contracted customers the same discounts on the same terms and conditions as have been available under the Contracts immediately prior to the Effective Date. The payment of such discounts involves the administration and payment of chargebacks and the payment of administrative fees to certain group purchasing organizations. Merck will continue to administer the chargeback system during the Transition Period. Guilford shall have the right to make changes consistent with the


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                        existing structure in the discounts available to up to
                        fifty (50) customers at no additional charge upon written notice to Merck, it being understood that Guilford shall be responsible for customer interface in connection with any such changes. If Guilford desires to make more than the fifty (50) changes contemplated by the previous sentence, it may do so but shall be obligated to reimburse Merck $3,000 per change. Any such changes shall become effective in accordance with Merck's standard procedures but in no event prior to ten
                        (10) days following such notice. Guilford will be responsible for all discounts and GPO administrative fees paid by Merck in accordance with this Section 9.3 in the manner set forth in the Transition Agreement.

                (b) Merck shall be responsible for processing all chargebacks arising from sales of Product bearing Merck's NDCs by wholesalers to customers in the Territory through the Transition Period. Merck shall be responsible for payment of all such chargeback claims submitted prior to the Effective Date and through thirty
                        (30) days after the Effective Date. Guilford shall be responsible for payment of all such chargeback claims submitted more than thirty (30) days after the Effective Date (including without limitation chargeback claims arising from sales of any Supplied Product sold by Merck as distributor for Guilford pursuant to the Transition Services Agreement). Merck shall maintain and provide to Guilford accurate and complete records of all chargeback claims submitted prior to and through thirty (30) days after the Effective Date.

                (c) Merck shall be responsible for payment of all group purchasing organization ("GPO") administrative fees relating to sales of Product


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                        bearing Merck's NDCs occurring prior to the Effective
                        Date and through the Effective Date. Guilford shall be responsible for payment of all such administrative fees relating to sales of Product occurring after the Effective Date (including without limitation any Supplied Product sold by Merck as distributor for Guilford pursuant to the Transition Services Agreement). Merck shall maintain and provide to Guilford accurate and complete records necessary for Guilford to validate GPO administrative fee invoices.

        9.4     [INTENTIONALLY OMITTED]

        9.5 MEDICAID REBATES. Merck shall be responsible for processing all Medicaid Rebates for Product bearing Merck's NDCs. Guilford will cooperate as necessary to facilitate the processing of Medicaid Rebate claims by Merck. Merck shall be responsible for payment of all such Medicaid Rebates with respect to Product dispensed prior to the Effective Date and through forty-five (45) days after the Effective Date. Guilford shall reimburse Merck for all Medicaid Rebates paid by Merck with respect to Product dispensed more than forty-five (45) days after the Effective Date.

        9.6 GUILFORD NDC NUMBERS. Guilford shall at all times have sole and exclusive responsibility for the processing and payment of any and all Rebates arising from or with respect to Product bearing Guilford's NDC numbers.

        9.7     MEDICAID INFORMATION.

                (a) With respect to any Product sold after the Effective Date which bears an NDC number of Merck (including without limitation Product sold by Merck as distributor for Guilford under the Transition Services Agreement), Merck shall determine, in accordance with all applicable laws, the



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                        following information: (a) the "best price" (as defined
                        under the Social Security Act, 42 U.S.C. Section 1396r-8(c)(1)(C)) for each formulation and package size of Product identified by NDC number, (b) the "average manufacturer price" (as defined under the Social Security Act, 42 U.S.C. Section 1396r-8(k)(1)) ("best price" and "average manufacturer price" are collectively referred to as the "Drug Pricing Information"), and (c) the number of sales units and net dollars including discounts and rebates for each product and class of trade, each identified by NDC number (the "Utilization Information"). Merck shall use the Drug Pricing Information and the Utilization Information in Merck's reporting to the Centers for Medicare and Medicaid Services. Guilford agrees to provide to Merck any additional data or other information in Guilford's possession regarding sales or pricing of the Product which Merck reasonably requests as necessary for the calculation of the rebates or the Drug Pricing Information or Utilization Information as contemplated in this Section 9.7 (including without limitation all relevant information about Product sold by Guilford and all discounts, price reductions and other applicable adjustments). Merck shall compute and report the Drug Pricing Information and Utilization Information in accordance with all applicable laws, including, but not limited to, 42 U.S.C. Section 1396r-8.

                (b) With respect to Product sold by Guilford after the Effective Date which bears an NDC number of Guilford, in accordance with Section 9.6 of this Agreement, Guilford shall be responsible for all Rebates and for compliance with all requirements regarding the reporting of Drug Pricing Information. Merck shall provide to Guilford the baseline average



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                        manufacturer price and any assumptions with respect to
                        the calculation thereof for the Product. In the event that the Social Security Act or applicable regulations are amended or interpreted to require different or additional information, Merck shall supply such information as Guilford may reasonably request in order to satisfy such requirements.

                9.8     FEDERAL SUPPLY SCHEDULE.

                (a) Merck and Guilford shall work together with the Veterans Administration National Acquisition Center to agree upon a mutually acceptable date to remove the Product from the Merck Federal Supply Schedule (the "MFSS") and add the Product to the Guilford Federal Supply Schedule. For any period after the Effective Date during which the Product is on the MFSS, Merck will process all chargebacks arising from purchases of Product by entities purchasing off the MFSS from and after thirty
                        (30) days after the Effective Date and Merck will continue to perform such processing services for the Product as long as required by Applicable Laws; provided, however, that notwithstanding any provision hereof to the contrary, (A) Guilford will be responsible for all chargebacks, GPO administrative fees, rebates and discounts paid or credited by Merck to entities purchasing off the MFSS with respect to purchases more than thirty (30) days after the Effective Date, (B) if Merck is required under Applicable Laws to continue to list the Product on the MFSS after the supply of MSD Ireland Image Product (as defined in the Supply Agreement) has been depleted, Guilford will supply Merck with sufficient Product bearing its own image and NDC numbers ("Guilford Image Product") for Merck to discharge all its obligations under Applicable Law


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                        with respect to the Product and the MFSS, and (C)
                        Guilford will hold Merck harmless with respect to any claim, harm or liability arising from Merck's activities required under this paragraph, including without limitation Merck's supplying of Guilford Image Product under the MFSS.

                (b) With respect to any Product sold after the Effective Date which bears an NDC number of Merck (including without limitation Product sold by Merck as distributor for Guilford under the Transition Services Agreement), Merck shall determine the "non-Federal Average Manufacturer's Price" (as defined in Section 8126(h)(5) of Section 603 of the Veterans Healthcare Act of 1992, P.L.102-585) for each formulation and package size of Product identified by NDC number. Guilford agrees to provide Merck any additional information in Guilford's possession regarding sales or pricing of the Product which Merck reasonably requests as necessary for the calculation of pricing required to maintain Products on Merck's Federal Supply Schedule. Merck shall use all such information in Merck's reporting to the Veterans Administration National Acquisition Center. Merck shall compute and report the non-Federal Average Manufacturer's Price in accordance with all applicable laws, including, but not limited to, P.L.102-585.

                (c) With respect to Product sold after the Effective Date which bears an NDC number of Guilford, Guilford will be responsible for reporting all necessary information to the Veterans Administration National Acquisition Center. Merck shall provide to Guilford the necessary baseline information required by Guilford to establish the Products bearing Guilford's NDCs on Guilford's Federal Supply Schedule. Notwithstanding anything in this



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                        Agreement to the contrary, however, Merck shall be
                        responsible for reporting the 2004 non-Federal Average Manufacturer's Price for the Products to the Veterans Administration National Acquisition Center.

        9.9 SECTION 340B PRICING. Merck shall be responsible for all Section 340B reporting relating to Product bearing Merck's NDCs. Merck shall provide Guilford with the necessary pricing information for Guilford to include the Product bearing Guilford's NDCs on Guilford's Section 340B contract executed with the Office of Drug Pricing.

        9.10 JOINT COMMITTEE. (a) After the Effective Date, a joint committee consisting of Merck and Guilford staff (both technical and commercial) will meet regularly in person or via teleconference to share insights, data and opinions regarding Guilford's development and execution of clinical and commercial plans with regard to the Product in the Territory and Merck's development and execution of clinical and commercial plans with regard to the Product outside the Territory. Neither party will have the right to interfere with or veto the other party's plans with respect to such other party's geography (i.e., in the Territory for Guilford, outside the Territory for Merck). The initial members of the Joint Committee will be (i) for Merck, Edgar Nouss and Peter DiBattiste, M.D., and (ii) for Guilford, Michael Kelly, Craig R. Smith, M.D. and John P. Brennan. The initial meeting of the Joint Committee will take place within thirty
                (30) days of the Effective Date.

        (b) Notwithstanding any provision hereof to the contrary, in the event of a Change of Control (as defined in the Supply Agreement), regardless of whether Merck consents to such Change of Control or terminates the Supply Agreement, at






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                Merck's option, Sections 9.10 and 9.11 hereof will no longer have any force or effect.

        9.11    CLINICAL DATA

                (a) Merck will be the owner of any new data relating to the Product that is obtained or generated through studies or research conducted or paid for, in whole or in part, by Merck (collectively "Merck Data"). *. Guilford will be the owner of any new data relating to the Product that is obtained or generated through studies or research conducted or paid for, in whole or in part, by Guilford ("Guilford Data"). (Merck Data and Guilford Data are hereinafter collectively referred to as "Data".)

                (b) Guilford will make any Guilford Data available to Merck through the Joint Committee. Merck will make any Merck Data available to Guilford through the Joint Committee. When Data is to be used in regulatory filings, the party supplying such Data to the other party will supply the Data in the format to be utilized for the filing, including the raw data in electronic format, and will work, in cooperation with the other party, towards a simultaneous global filing. All Data will be disclosed to the other party (subject to appropriate confidentiality provisions as determined by the disclosing party) not less than ten business days prior to any release by the disclosing party to the medical community or the general public. After Data is made public by the party owning such Data, the other party will be able to use such Data for marketing and promotion


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Exchange Commission.

                        within its own geography (i.e., Guilford in the Territory, Merck outside the Territory).

        9.12    PUBLICATIONS AND ABSTRACTS

                (a) Merck hereby grants to Guilford a license, which shall be perpetual and royalty-free, to use any Merck Data solely for publications and abstracts subject to the following restriction: Guilford shall submit to Merck for prior Merck approval all manuscripts of publications or abstracts using Merck Data as far in advance as practicable and in no event less than forty-five (45) days before such publications, and at least thirty (30) days before such abstracts, are published or released to the medical community or the general public. If Merck in its reasonable discretion determines to reject the proposed use of such Merck Data, then Guilford shall not use or include such Merck Data in any publication or abstract disseminated to the medical community or general public.

                (b) Guilford hereby grants to Merck a license, which shall be perpetual and royalty-free, to use any Guilford Data solely for publications and abstracts subject to the following restriction: Merck shall submit to Guilford for prior Guilford approval all manuscripts of publications or abstracts using Guilford Data as far in advance as practicable and in no event less than forty-five (45) days before such publications, and at least thirty (30) days before such abstracts, are published or released to the medical community or the general public. If Guilford in its reasonable discretion determines to reject the proposed use of such Guilford Data, then Merck shall not use or include such Guilford Data in any publication or abstract disseminated to the medical community or general public.



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Exchange Commission.

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                (c)     The licenses granted by the Parties to each other in
                        Section 9.11(b) shall be in addition to the rights granted elsewhere in this Agreement or in the Supply Agreement or Transition Services Agreement.

        9.13   PCI CLINICAL RESEARCH

                (a) Performance of PCI Clinical Research by Guilford. If commercially REASONABLE, Guilford will perform a clinical study program of Guilford's design, including clinical trials, aimed at securing a PCI Claim for the Product ("PCI Clinical Research"). For illustrative purposes, a trial of the scale and cost of TARGET would fit the definition of "commercially reasonable" if Guilford had a reasonable basis for believing or expecting that in the view of the FDA the Guilford protocol, including the end point(s), was adequate to conduct a study aimed at obtaining a PCI Claim. The design and conduct of the PCI Clinical Research will be consistent with industry standards for studies of this type. Guilford will be solely responsible for and will fund the PCI Clinical Research and any future clinical development for the Product in the Territory. Guilford will afford Merck an opportunity to review and comment on Guilford's protocols for the PCI Clinical Research and publications generated by Guilford relating to the Product in connection with the PCI Clinical Research, but shall have no obligation to implement any of Merck's comments into the design of such Guilford protocols.

                (b) Milestones. It is understood that the PCI Clinical Research could benefit both parties and that Guilford's obligation to perform such research is a material consideration for this Agreement. Thus, if commercially reasonable as described above, Guilford will conduct the PCI Clinical Research according to the following timetable:



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Exchange Commission.

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                     Provide first Guilford protocol to Merck for review
                     within 30 days prior to its

                     scheduled meeting with the FDA;

                     Meet with the FDA by January 2005; and

                     Enroll first patient by January 2006.

                Although Guilford will use all reasonable efforts to meet the foregoing milestones, its success in doing so is dependent upon receipt of FDA approval and all required regulatory authorizations. To the extent that action or inaction by the FDA results in delays in scheduling the above-referenced meeting with the FDA or the commencement of the PCI Clinical Research, the foregoing milestones will be adjusted accordingly.

                (c) Merck's right of reference to PCI Data. Merck will have the right to receive all PCI Data in accordance with Section 9.11 and will have the right of reference to all PCI Data for research (including the performance of clinical trials) for any purpose or indication (including Covered Indications and Non-Covered Indications) and for any other purpose that is consistent with Merck's obligations under Section 6.1 hereof. If Merck, at its option, desires to use any PCI Data for purposes of regulatory submissions to procure an expanded label outside the Territory, Merck shall have and Guilford hereby grants, subject to payment by Merck as contemplated by the last sentence of this Section 9.13(c), a perpetual, royalty-free license to use and reference any and all PCI Data and any and all data and know-how in the NDA relating to the PCI Clinical Research and the PCI Data for the purpose of regulatory development and commercialization of the Product outside the Territory. In the event that Merck desires to exercise its rights under such license, Merck shall notify Guilford of such desire, and Guilford shall then inform Merck of the total cost to


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                Guilford of the PCI Clinical Research. In consideration of the license granted pursuant to the preceding sentence, Merck shall pay to Guilford up to one-half of such total cost, the specific amount of which shall be agreed to by the parties in good faith in light of the proposed use by Merck.

                (d) Merck audit right. Merck shall have the right, through an independent accounting firm that is reasonably acceptable to Guilford, to audit Guilford upon reasonable notice in order to verify the information provided to Merck pursuant to this
                Section 9.13. Such audit will be at Merck's expense unless it is determined that the cost figures provided to Merck overstated the actual cost by ten percent (10%) or more, in which case the cost of the audit will be paid by Guilford.

        9.14    LIMITATION OF LIABILITY FOR ACTIONS AFTER THE EFFECTIVE DATE.

                The Parties acknowledge and agree that after the Effective Date, notwithstanding any provision of this Agreement, they will remain as independent contractors and will not be engaged in a partnership, joint venture or fiduciary relationship by virtue of any activities contemplated by this Agreement, and they will have no liability to each other arising from or under this Agreement except as specifically set forth herein or in the Supply Agreement, the Quality Agreement or the Transition Services Agreement. Without limiting the foregoing, participation by the Parties on the Joint Committee shall not be deemed to create a partnership, joint venture or fiduciary relationship and any such participation, and all acts or omissions with respect to the Joint Committee and all communications made by either party as a member of or the Joint Committee or otherwise pursuant to Section 9.10 or 9.11 hereof (including all Data disclosed by one party to another), shall be deemed to be as a volunteer without consideration or obligation of any kind whatsoever, and no such actions or communications shall give rise to any


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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                liability in contract or tort unless except to the extent that such action or communication is illegal or constitutes willful misconduct or violates the confidentiality provisions set forth in Article 10.




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Exchange Commission.

10      CONFIDENTIALITY

        10.1 Guilford will preserve, and will cause each of its Affiliates, employees and agents to preserve, the confidentiality of the Merck Confidential Information and the Joint Confidential Information; provided that (i) Guilford may disclose such information to its employees, attorneys, financial advisors, lenders, agents and Affiliates on a need-to-know basis and, with respect to Joint Confidential Information and the terms and conditions of this Agreement and the other Transaction Documents (including those set forth on Schedule 10), to accredited potential investors in financings or related capital raising transactions by Guilford or its Affiliates for purposes of such financings or related capital raising transactions; provided that Guilford shall not use or disclose any such Confidential Information for the Manufacture of Product for sale or use outside the Territory (Guilford represents and warrants that all such Persons will be bound by this Article 10 or otherwise subject to confidentiality obligations for the benefit of Merck and that such Persons will use such Confidential Information solely for the purposes on which the need to know was established and will not disclose such Confidential Information to any other Person), and (ii) Guilford and its Affiliates may use and disclose any Merck Confidential Information and Joint Confidential Information which has been publicly disclosed (other than directly or indirectly by Guilford or any of its employees, attorneys, financial advisors, lenders, agents and/or Affiliates) or which is otherwise permitted to be disclosed under this Agreement (including without limitation in accordance with the terms of Section 2.23) or the other Transaction Documents, and (iii) to the extent that Guilford or any Affiliate may become legally compelled or required under Applicable US Laws or Securities Laws to disclose any of such Merck Confidential Information or Joint





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confidential portions have been submitted separately to the Securities and
Exchange Commission.

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                Confidential Information, Guilford or such Affiliate may (to the extent so compelled or required) disclose such Confidential Information if it shall have first used reasonable efforts in good faith, and shall have afforded Merck the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the Merck Confidential Information or Joint Confidential Information required to be so disclosed.

        10.2 Merck will preserve, and will cause each of its Affiliates, employees and agents to preserve, the confidentiality of the Guilford Confidential Information and the Joint Confidential Information and will use and disclose such information only for the purposes contemplated by this Agreement and the other Transaction Documents (for avoidance of doubt, Merck may use and disclose Joint Confidential Information for any purpose related to Manufacturing the Product or for any other purpose subject to the restrictions on Merck's post-Effective Date activities set forth in Section 6.1), provided that (i) Merck may disclose such information to its attorneys, financial advisors, lenders, agents and Affiliates on a need-to-know basis and that such persons will not use such information except for the purposes contemplated by this Agreement and the other Transaction Documents, (Merck represents and warrants that all such persons will be bound by this Article 10 or otherwise subject to confidentiality obligations for the benefit of Guilford and that such Persons will use such Confidential Information solely for the purposes on which the need to know was established and will not disclose such Confidential Information to any other Person), and (ii) Merck and its Affiliates may use and disclose any Guilford Confidential Information and Joint Confidential Information which has been publicly disclosed (other than directly or indirectly by Merck or any of its employees, attorneys, financial advisors, lenders,



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Exchange Commission.

                agents and/or Affiliates) or which is otherwise permitted to be disclosed under this Agreement or the Supply Agreement, provided that, if such Confidential Information is Joint Confidential Information, Merck will, and will cause any Affiliate or third party manufacturer to, maintain its confidentiality only to the extent that maintenance of its confidentiality does not unreasonably interfere with Merck's or its Affiliates' or third party manufacturer's ability to Manufacture the Product or to use, market or sell the Product outside the Territory or manufacture, use, market or sell any or all of the Excluded Assets; and (iii) to the extent that Merck or any Affiliate may become legally compelled to disclose any of such Guilford Confidential Information or Joint Confidential Information, Merck or such Affiliate may (to the extent so compelled) disclose such Guilford Confidential Information if it shall have first used reasonable efforts in good faith, and shall have afforded Guilford the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the Guilford Confidential Information or Joint Confidential Information required to be so disclosed. Nothing in this Section 10.2 shall limit Merck's (or its Affiliates') ability to use or disclose Joint Confidential Information to Manufacture, have Manufactured, use and/or sell the Product outside the Territory or manufacture, have manufactured, use and/or sell any other product, including the registration of the Product or any other product with any health authority outside the Territory.

        10.3 Notwithstanding any provision of this Agreement, the Supply Agreement or any of the Transaction Documents to the contrary, any Person with respect to whom participation, in any capacity, in the transactions contemplated by this Agreement or the other Transaction Documents has been discussed (and each employee, representative, or other agent of such Person) may disclose to any and all other



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Exchange Commission.

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                Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such Person relating to such tax treatment and tax structure. The foregoing is intended solely to comply with the presumption set forth in Treasury Regulation Section 1.6011-4(b)(3)(iii) and is not intended to permit the disclosure of any information to the extent such disclosure is not required in order to avoid any transaction contemplated by any of the Transaction Documents being treated as a "reportable transaction" within the meaning of Treasury Regulation Section 1.6011-4(b). This Section 10.3 shall not be construed as a waiver of the attorney-client privilege or any other privileges, including under Section 7525 of the Internal Revenue Code.

        10.4 Notwithstanding the provisions of this Article 10, Merck acknowledges and agrees that Guilford may be required to disclose some or all of the Confidential Information included in this Agreement and/or the other Transaction Documents, including Joint Confidential Information or Merck Confidential Information and the terms and conditions of the Transaction Documents, in order to comply with its obligations under Securities Laws in the Territory and Guilford shall not be deemed to be prohibited from so doing; provided, however, that Guilford shall use commercially reasonable efforts to seek confidential treatment of all Merck Confidential Information and Joint Confidential Information and the terms and conditions of the Transaction Documents set forth on Schedule 10, and provided, further, that to the extent permitted under Applicable US Laws and Securities Laws, all Merck Confidential Information and Joint Confidential Information shall be redacted from any publication of such agreement or agreements. It is



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                understood and agreed that the Merck Confidential Information contains confidential, competitive and proprietary information, the public release of which would be seriously detrimental to Merck. Guilford shall provide prompt written notice to Merck if Guilford shall determine that any Merck Confidential Information and/or Joint Confidential Information must be made public under Applicable US Law or Securities Laws in the Territory, specifically identifying such Merck Confidential Information and/or Joint Confidential Information and the reason why it must be made public, and in such event Merck shall have the right to seek protection of the Merck Confidential Information and/or Joint Confidential Information, as the case may be. Guilford shall provide to Merck reasonable assistance in order to secure available protections to limit the disclosure of Merck Confidential Information and/or Joint Confidential Information, as the case may be.

        10.5    The obligations of confidentiality and non-use contained in this
                Article 10 shall not extend or apply to Confidential Information that:

                (i) is in or enters the public domain without breach of this Asset Agreement or the other Transaction Documents; or

                (ii) is disclosed to the receiving party without restriction by a third party having the right to disclose the same.

                In addition, the obligations of confidentiality and non-use contained in this Article 10 shall not extend or apply to Confidential Information that (i) is first disclosed after the Effective Date and (ii) can be shown to have been known by the receiving party prior to such disclosure or is independently developed by the receiving party.



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

        10.6 Nothing in this Article 10 shall be interpreted to limit the ability of either party to disclose its own Confidential Information (not including Joint Confidential Information or the terms and conditions of the Transaction Documents listed on
                Schedule 10) to any other Person on such terms and subject to such conditions as such party deems advisable or appropriate.

        10.7 Unless otherwise agreed by the parties in a subsequent written agreement, in the event of cancellation, termination or expiration of the Supply Agreement, each party shall immediately return to the other party (or at the option of the disclosing party destroy and certify to the destruction of) all of the other party's Confidential Information furnished in connection with the Supply Agreement, including all copies or summaries thereof.

        10.8    The obligations of confidentiality and non-use contained in this
                Article 10 relating to Joint Confidential Information shall continue until the cancellation, termination or expiration of the Supply Agreement; provided, however, that (i) if the Supply Agreement is terminated pursuant to (A) Section 11.2 thereof by Merck or (B) Section 11.7 thereof by Guilford, then the obligations of confidentiality and non-use relating to Joint Confidential Information with respect to Guilford (and its Affiliates and agents) only shall continue for a period of ten
                (10) years following such termination of the Supply Agreement and (ii) if the Supply Agreement is terminated pursuant to
                Section 11.2 thereof by Guilford, then the obligations of confidentiality relating to Joint Confidential Information with respect to Merck (and its Affiliates and agents) only shall continue for a period of ten (10) years following such termination of the Supply Agreement. The obligations of confidentiality and non-use contained in this Article 10 with respect to Guilford Confidential Information and Merck Confidential Information shall continue until


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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                ten (10) years following the cancellation, termination or expiration of the Supply Agreement.

        10.9 For a period of thirty (30) days after the Effective Date, no press release or public announcement regarding the terms of this Agreement or the Supply Agreement shall be made by either party without the prior written consent (which shall not be unreasonably withheld and shall be provided or denied within 48 hours of the date such consent to any such press release, public announcement or other communication to the public is requested by the requesting party) of the other party with respect to the form, content, timing and means of dissemination of such press release, public announcement or other communication to the public (other than Product advertising, provided that Guilford shall not use the word "Merck" or the other words or names referred to in Section 8.1 except to the extent otherwise permitted in the Transaction Documents); provided, that (i) public announcements substantially in the forms attached hereto as Schedules 10.9(a) and 10.9(b) and (ii) letters to wholesalers, doctors, GPOs and other customers substantially in the form reviewed by Merck prior to the Effective Date, in each case are hereby approved by both parties.

        10.10 Notwithstanding any obligation contained in this Agreement and/or the Supply Agreement to the contrary, Merck shall not be required to disclose any information of a third party manufacturer to the extent (in Merck's reasonable judgment) that the disclosure of such information is prohibited by an agreement as to confidentiality with such third party manufacturer; provided, that Merck shall cooperate with Guilford in obtaining such third party consent; but shall not be held liable for failure to obtain such consent.

11      RIGHT OF FIRST NEGOTIATION; RIGHT OF FIRST REFUSAL FOR CANADA



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Exchange Commission.

        11.1    RIGHT OF FIRST NEGOTIATION.

        (a) If at any time prior to expiration of the Assigned Patents Merck chooses to sell or license the rights to promote, market and sell the Product (i) in any countries or group of countries outside the Territory except to the extent Canada is included among such countries (in which case Section 11.2 shall apply) or
                (ii) in any one specific country outside the Territory unless that country is Canada (in which case Section 11.2 shall apply), Guilford will have a right of first negotiation with respect to the purchase or license of all but not less than all of such rights from Merck. Such right of first negotiation shall be exercised as follows: Merck will provide Guilford with written notice of such negotiation opportunity prior to initiating discussions with any third party. Such notice shall include a data sheet (the "Data Sheet") setting forth the proposed territory, the proposed indication, applicable patent rights and expiration dates, sales in such proposed territory for the last five (5) years by month and year and sales/promotional support information. From the date of delivery of such written notice and Data Sheet and for a period of up to sixty (60) days thereafter, Guilford shall have the exclusive right to enter into negotiations with Merck for such sale or license and Merck shall negotiate in good faith with Guilford during such period, subject to the following. If Guilford desires to engage in discussions with respect to such Data Sheet, it shall notify Merck of such desire within ten (10) business days of receipt of the Data Sheet and Merck and Guilford shall cause a meeting of their respective management representatives within ten (10) business days of Guilford providing such notice. Within ten (10) business days after such meeting, Guilford shall notify Merck whether it desires to continue such discussions and, if not, whether Guilford in good faith would be interested in future discussions regarding



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                any one or a subset of the countries in the proposed territory. If Guilford notifies Merck that it desires to continue discussions regarding the Data Sheet, Merck and Guilford shall negotiate in good faith the terms and conditions of such sale or license for the remaining portion of such sixty (60) day period. If after engaging in such discussions for the remainder of such period the parties are unable to reach a mutually acceptable agreement, Merck shall have the right to freely negotiate with third parties for the sale or license of the rights to promote, market and sell the Product (i) in all countries or any group of countries outside the Territory (other than Canada) that were included in the Data Sheet or (ii) in any one specific country outside the Territory (other than Canada) that was included in the Data Sheet; provided, however, that if Merck elects to proceed with the sale or license of such rights in some, but not all, of the countries in the proposed territory contemplated by the Data Sheet, it may do so but Guilford shall retain the right of first negotiation contemplated by this Section 11.1(a) to the extent of any country with respect to which (i) Guilford indicated it was interested in future discussions and (ii) Merck has not sold or licensed the rights in the Product in accordance with this Section 11.1(a) in such country(ies).

        (b) If at any time prior to expiration of the Assigned Patents, Guilford chooses to sell or license any of the Acquired Assets or the rights acquired thereunder to a third party, Merck shall have a right of first negotiation with respect to the purchase or license of all but not less than all of such Acquired Assets or rights from Guilford. Such right of first negotiation shall be exercised as follows: Guilford will provide Merck with written notice of such negotiation opportunity prior to initiating discussions with any third party. From the date of delivery of such written notice and for a period of up to sixty
                (60) days thereafter, Merck shall have the



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                exclusive right to enter into negotiations with Guilford for such sale or license and Guilford shall negotiate in good faith with Merck during such period, subject to the following. Within ten (10) business days of the receipt of such notice, Merck shall provide written notice of whether it desires to exercise its right of first negotiation. In the event Merck provides notice that it desire to exercise its right of first negotiation, Guilford and Merck shall cause a meeting of their respective management representatives within ten (10) business days to negotiate in good faith the terms and conditions of such sale or license. If after engaging in such discussions for such sixty (60) business day period the parties are unable to reach a mutually acceptable agreement, Guilford shall have the right to freely negotiate with third parties for the sale or license of the Acquired Assets and to consummate any such sale.

        11.2    RIGHTS OF FIRST NEGOTIATION AND FIRST REFUSAL WITH RESPECT TO
                CANADA.

                If at any time prior to expiration of the Assigned Patents Merck chooses to sell or license the rights to promote, market and sell the Product in Canada, Guilford will have both a right of first negotiation and a right of first refusal with respect to the purchase or license of all but not less than all of such rights from Merck. Such rights of first negotiation and first refusal shall be exercised as follows. Merck will provide Guilford with written notice of such negotiation opportunity prior to initiating discussions with any third party. Such notice shall include a data sheet (the "Canada Data Sheet") setting forth the proposed indication, applicable patent rights and expiration dates, sales in such territory for the past five
                (5) years by month and year and sales/promotional support information. From the date of delivery of such written notice and Canada Data Sheet and for a period of up to sixty (60) days thereafter, Guilford shall have the exclusive right to enter



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                into negotiations with Merck for such sale or license and Merck shall negotiate in good faith with Guilford during such period, subject to the following. If Guilford desires to engage in discussions with respect to such Canada Data Sheet, it shall notify Merck of such desire within ten (10) business days of receipt of the Canada Data Sheet and Merck and Guilford shall cause a meeting of their respective management representatives within ten (10) business days of Guilford providing such notice. Within ten (10) business days after such meeting, Guilford shall notify Merck whether it desires in good faith to continue such discussions. If Guilford does not indicate it desires to continue such discussions or, after engaging in such discussions for such sixty (60) day period the parties are unable to reach a mutually acceptable agreement, Merck shall have the right to freely negotiate with third parties for the sale or license of the rights to promote, market and sell the Product in Canada; provided, that notwithstanding the foregoing, Merck shall not execute an agreement with a third party for the sale or license of the rights to promote, market and sell the Product in Canada unless Merck shall provide Guilford a right of first refusal as follows: If Merck receives a bona fide, third party offer to purchase such rights in Canada (the "Offer"), Merck shall provide written notice to Guilford setting forth in reasonable detail the terms and conditions of the Offer between Merck and such third party. Upon receipt of such Offer and for a period of thirty (30) days thereafter, Guilford shall have the right to provide Merck notice that it desires to enter into negotiations on the same terms and conditions as contained in the Offer. In such event, Merck and Guilford shall negotiate in good faith to reach definitive agreements within thirty (30) days of such notice from Guilford. In the event that Guilford does not elect to proceed with negotiations or the parties are unable to reach definitive



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                agreements within such thirty (30) day period, then Merck shall have the right to enter into an agreement with such third party substantially on the terms and conditions reflected in the Offer presented to Guilford pursuant to this Section 11.2. In the event that the terms and conditions of the Offer between Merck and such third party shall materially change after delivery of the Offer to Guilford, Guilford shall have a separate right of first refusal as to such revised Offer for ten (10) business days following receipt of such notice in accordance with this
                Section 11.2.

12      SURVIVAL; REMEDIES

        12.1 All representations and warranties of the parties contained herein shall survive the Effective Date until the last to occur of (a) ten (10) years after the Effective Date or (b) two years after the expiration or termination of the Assigned Patents. The covenants and agreements of Merck and Guilford hereunder that require by their terms performance or compliance on and after the Effective Date shall continue in force thereafter in accordance with their terms or if no term is specified, indefinitely. After the Effective Date all licenses and rights of reference granted hereunder to either party shall survive expiration or termination of this Agreement.

        MATERIAL BREACH; EQUITABLE REMEDIES

        12.2 The parties recognize that material breach by a party of any of the obligations set forth in Article 10 of this Agreement would require a different remedy than other possible material breaches of this Agreement. In the event that such a material breach occurs or is threatened, damages to the non-breaching party will not be readily ascertainable, irreparable harm to the such party may occur, and such party will not have an adequate remedy at law. The parties therefore stipulate





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Exchange Commission.

                and agree that in the event a material breach of any of the obligations set forth under Article 10 of this Agreement occurs or is threatened, the non-breaching party may seek equitable relief from any competent court in New Jersey or in the jurisdiction where the breach occurs or is threatened (including without limitation a temporary restraining order and/or preliminary and permanent injunction) notwithstanding the arbitration provisions set forth in Section 15.12 hereof.

13      INDEMNIFICATION

        13.1 INDEMNIFICATION BY MERCK. Merck shall indemnify and hold harmless Guilford, its Affiliates and its and their directors, officers, shareholders, employees and agents, and their respective successors and permitted assigns (the "Guilford Indemnitees"), against, and defend the Guilford Indemnitees against, any and all claims, actions, causes of action, suits, proceedings, damages, losses, liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses) (collectively "Claims") and the cost of remedial action under Applicable Laws and regulations incurred or suffered by Guilford Indemnitees arising out of (i) any misrepresentation or breach of covenant, agreement, representation or warranty of Merck contained in this Agreement or (ii) any Excluded Liability; provided, however, that Guilford shall not be entitled to any indemnification under this Section
                13.1 or any other basis of action (including without limitation common law tort and indemnity law), except for claims based on gross negligence or willful misconduct arising under this Agreement, unless and until the amount of claims for which Guilford is entitled to be indemnified exceeds in the aggregate US $250,000 (the "Basket"); and further provided that the total and aggregate liability of Merck for indemnity of Guilford Indemnitees


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Exchange Commission.

                under this Section 13.1 (and the comparable provisions of the other Transaction Documents) or any other basis of action (including without limitation common law tort and indemnity law), except for claims based on gross negligence or willful misconduct arising under this Agreement, shall not exceed the aggregate of (i) US $84,000,000.00, plus (ii) any and all Royalty Payments paid to Merck through the date when a payment pursuant to this Section 13.1 becomes due (the "Maximum"); and provided further that the indemnification by Merck pursuant to this Section 13.1 shall relate exclusively to Claims arising under this Agreement and shall not relate to any damage, loss, liability and expense or other matter arising under any representation, warranty, covenant or agreement in the Supply Agreement or the Transition Services Agreement.

        13.2 INDEMNIFICATION BY GUILFORD. Guilford shall indemnify and hold harmless Merck, its Affiliates and its and their directors, officers, shareholders, employees and agents, and their respective successors and permitted assigns (the "Merck Indemnitees"), against, and defend Merck Indemnitees against any and all Claims and the cost of remedial action under Applicable Laws and regulations incurred or suffered by Merck Indemnitees arising out of (i) any misrepresentation or breach of covenant, agreement, representation or warranty of Guilford contained in this Agreement, or (ii) subject to the accuracy of the representations and warranties contained in Section 4.1, any Assumed Liability; provided, however, that the total and aggregate liability of Guilford for indemnity of Merck Indemnitees under this Section 13.2 or any other basis of action (including without limitation common law tort and indemnity law), except for claims based on gross negligence or willful misconduct arising under this Agreement, shall not exceed the Maximum.



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

        13.3 INDEMNIFICATION; NOTICE AND SETTLEMENTS. A party seeking indemnification pursuant to Section 13.1 or 13.2 (an "indemnified party") shall give prompt notice to the party from whom such indemnification is sought (the "indemnifying party") of the assertion of any claim, or the commencement of any action or proceeding, in respect of which indemnity may be sought hereunder. The indemnifying party shall have the right to, and shall at the request of the indemnified party, assume the defense, with counsel reasonably satisfactory to the indemnified party, of any such suit, action or proceeding at its own expense; provided, that in the event any such indemnifying party shall assume the defense of any such claim, such indemnifying party may reserve its rights as to its ultimate liability with respect to the Claim but in such event, and until the indemnifying party shall assume liability for such Claim as an indemnified claim under this Article 13, the indemnified party shall have the right to participate in such defense and to consent to any proposed settlement. An indemnifying party shall not be liable under Section 13.1 or 13.2 for any settlement effected without its consent of any claim, litigation or proceeding in respect of which indemnity may be sought hereunder, which consent shall not be unreasonably withheld.

        13.4 GUILFORD INSURANCE. At all times until the later of (a) ten years after the Effective Date or (b) two years after the date when Merck has proffered the last Products which it is obligated to proffer to Guilford under the Supply Agreement and the Supply Agreement is no longer in effect, Guilford shall maintain standard products/liability/completed operations insurance covering all claims against Guilford whatsoever and howsoever arising from the Manufacture, distribution, sale or use of the Product by Guilford, its servants, employees, agents and assigns, with coverage limits of not less than $10,000,000 per occurrence and in



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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                the aggregate a deductible of not more than $1,000,000 for all claims made within any year (the "Insurance"). Without limitation of the foregoing, the Insurance obtained by Guilford shall be effective commencing on the Effective Date and shall cover Merck as an additional insured with respect to such claims. Guilford shall continue to make premium payments on the Insurance for as long as necessary to keep the Insurance in full force and effect during the required period. If Guilford fails for any reason to make such premium payments in a timely fashion, Merck shall have the right to make such payments at the expense of Guilford. Guilford shall request its insurer or its agent give Merck prompt written notice if Guilford fails to make a required premium payment in a timely fashion such that Merck shall have not less than ten (10) business days after receipt of such notice to make such premium payments. Guilford shall immediately notify Merck of any change in the status of the Insurance and shall, at Merck's request, provide Merck with a certificate of insurance attesting that the Insurance remains in full force and effect.

14      MISCELLANEOUS

        14.1 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing and shall be sent by fax and by first class mail or nationally recognized overnight delivery service:

                If to Merck to:

                Merck & Co., Inc.
                351 North Sumneytown Pike
                North Wales, PA 19454-2505
                Attn: Executive Director, USHH Business Development
                Facsimile: 215-616-2335



                with a copy to:

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confidential portions have been submitted separately to the Securities and
Exchange Commission.

                Bruce Hartman, Esq.
                Legal Department UG4A-45
                Merck & Co., Inc.
                351 N. Sumneytown Pike
                North Wales, PA 19454-2505
                Facsimile: 267-305-2965


                If to Guilford, to:

                Guilford Pharmaceuticals Inc.
                6611 Tributary Street
                Baltimore, Maryland 21224
                Attention:  Chief Financial Officer
                Facsimile:  (410) 631-6899

                With a copy to:

                Guilford Pharmaceuticals Inc.
                6611 Tributary Street
                Baltimore, Maryland 21224
                Attention:  General Counsel
                Facsimile:  (410) 631-5598


                or such other address as such party may hereafter specify by written notice to the other party. Each such notice, request or other communication shall be effective when received at the address specified in this Section 14.1.

        14.2 EXPENSES. All legal and other costs and expenses incurred in connection herewith and the transactions contemplated hereby shall (except as otherwise provided herein) be paid by the party incurring such expenses.

        14.3 BULK SALES STATUTES. Guilford hereby waives compliance by Merck with any applicable bulk sales statutes in any jurisdiction in connection with the transactions under this Agreement. In consideration of such waiver, Merck will indemnify and hold Guilford harmless for any claim asserted by a third party against Guilford arising from any alleged lack of compliance with any applicable bulk sales statutes.



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        14.4 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may not be assigned by either party without the prior written consent of the other party hereto, which consent shall not be unreasonably withheld or delayed; provided, that (i) Guilford shall have the right to grant a security interest in or collaterally assign this Agreement to the extent required in connection with its financing arrangements relating to the transactions contemplated by this Agreement and the Transaction Documents upon written notice to Merck, such grant or assignment to include the right of the grantee or the assignee to foreclose upon such security interests as collateral upon default by Guilford and, in such event, to sell, assign, license or otherwise dispose of such security interest or collateral to a third party; provided, however, that any such sale, assignment, license or other disposal shall be subject to the provisions of Section 11.3 of the Supply Agreement to the extent applicable, and (ii) each of Guilford and Merck shall have the right to assign this Agreement to any of their respective Affiliates without the prior written consent of the other party, provided that no such assignment of this Agreement shall relieve the assignor of any of its obligations or liabilities under this Agreement. Any attempted assignment in violation of this Section 14.4 shall be void. Notwithstanding the foregoing, the prohibition on assignment set forth in this Section 14.4 shall not apply to any assignment that constitutes a Change of Control, which shall be governed by the provisions of Section 7.10.

        14.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, including, without limitation, the Schedules hereto, together with the other Transaction Documents, embodies the entire agreement of the parties hereto with respect to the subject matter



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

                hereof and supersedes any and all prior agreements with respect thereto. No waiver, amendment or modification of any provision hereof or of any right or remedy hereunder shall be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced.

        14.6 RELATIONSHIP OF SUPPLY AGREEMENT, QUALITY AGREEMENT AND TRANSITION SERVICES AGREEMENT. Notwithstanding Section 14.5 above or any other provision of this Agreement or the Supply Agreement, Quality Agreement or the Transition Services Agreement to the contrary, the Supply Agreement, Quality Agreement, the Transition Services Agreement and this Agreement shall each stand as independent agreements between the parties. Without limitation of the foregoing, the provisions of this Agreement, the Supply Agreement, Quality Agreement and the Transition Services Agreement with respect to indemnification by Guilford and Merck shall remain independently effective and none of such contracts shall be deemed to supersede, augment or limit the indemnification obligations imposed on Guilford or Merck by the other, except that the Maximum shall be cumulative under all such agreements.

        14.7 CAPTIONS; CONSTRUCTION. Captions herein are inserted for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement. Unless otherwise specified, the words "herein", "hereof" and terms of like import shall be deemed to refer to the Agreement as a whole and not merely to a single part thereof.

        14.8 GOVERNING LAW. This Agreement shall be governed by, interpreted and construed, and all claims and disputes, whether in tort, contract or otherwise be resolved in accordance with the substantive laws of the State of New Jersey without reference to any rules of conflict of laws thereof.



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*The asterisk denotes that confidential portions of this exhibit have been omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The confidential portions have been submitted separately to the Securities and Exchange Commission.

        JURISDICTION; VENUE; ARBITRATION AND OTHER REMEDIES

        14.9 JURISDICTION. In the event of any controversy or claim arising out of or relating to this Agreement, performance hereunder, termination hereof, or relationship created hereby, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New Jersey and the Federal courts of the United States District Court for the District of New Jersey for the purposes of any suit, action or other proceeding arising out of this Agreement or transactions contemplated hereby. Each party irrevocably and unconditionally waives any objection to the laying of venue in the state and Federal courts of New Jersey as stated above and that any such action was brought in an inconvenient forum. Notwithstanding the foregoing:

        14.10 INJUNCTION. In the event of a threatened disclosure in violation of this Agreement, either party shall have the right (notwithstanding Section 14.11 below) to seek injunctive relief from any competent court in New Jersey or in the jurisdiction where the disclosure is threatened to prevent such disclosure pending resolution of the merits of the dispute;

        14.11 ARBITRATION. Subject to Sections 12.2 and 14.10, any controversy, claim or dispute between the parties hereto arising out of or relating to the performance, construction, interpretation or enforcement of this Agreement shall be submitted to binding confidential arbitration pursuant to the Federal Arbitration Act, 9 U.S.C. Section 1 et seq. in accordance with the Rules of Commercial Arbitration of the American Arbitration Association or its successor. Any arbitration pursuant to this Agreement shall be conducted in New Jersey by three neutral arbitrators selected by the American Arbitration Association. The judgment upon the award rendered in any such arbitration shall be final and binding upon the parties and


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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

                may be entered in any court having jurisdiction thereof. All fees and expenses of the arbitrators and all other expenses of the arbitration, except for attorney's fees, shall be shared equally by the parties. Each party shall bear its own attorneys fees and costs.

        14.12   CONSENT AND WAIVER REGARDING SERVICE OF PROCESS AND PERSONAL

                JURISDICTION. In any action, suit, arbitration or proceeding to enforce the rights of either party under this Agreement or otherwise arising out of this Agreement or from any acts, omissions or activities of either party arising from or related in any way to this Agreement or the transactions contemplated hereby, each party, by execution and delivery of this Agreement, expressly and irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action, suit, arbitration or proceeding by delivery thereof to it by hand or by any other manner provided for in Section 14.1 hereof. Each party hereby expressly and irrevocably waives any claim or defense in any such action, suit, arbitration or proceeding based on any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar doctrine or theory.

        14.13 WAIVER OF JURY TRIAL. In any action, suit, arbitration or proceeding to enforce the rights of either party under this Agreement or otherwise arising out of this Agreement or from any acts, omissions or activities of either party arising from or related in any way to this Agreement or the transactions contemplated hereby, the parties hereto, by execution and delivery of this Agreement, expressly and irrevocably waive their right to a jury trial and stipulate that any such action, suit or proceeding shall be tried to the court (or arbitrator if the proceeding is under Section 14.12 hereof).


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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

        14.14 WAIVER. No waiver by any party in one or more instances of any of the provisions of this Agreement or the breach thereof shall establish a precedent for any other instance with respect to that or any other provision. Furthermore, in case of waiver of a particular provision, all other provisions of this Agreement will continue in full force and effect.

        14.15 SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

        14.16 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

        14.17 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

        14.18 COMPLIANCE WITH LAWS AND REGULATIONS. In performing their obligations pursuant to this Agreement, the parties hereto agree and covenant that they will comply with all applicable federal, state, and local laws and regulations.

        14.19 NO PRESUMPTION. There shall not be any presumption against either party hereto on the ground that such party was responsible for drafting or preparing the term sheet or this Agreement or any part of either of such documents.





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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

        IN WITNESS WHEREOF, this Agreement has been signed by authorized representatives on behalf of each of the parties hereto as of the day and year first above written.

MERCK & CO., INC.

By:  /s/ RAYMOND V. GILMARTIN
   -------------------------------------

Name: Raymond V. Gilmartin

Title: Chairman, President and Chief Executive Officer

GUILFORD PHARMACEUTICALS INC.

By:  /s/ CRAIG R. SMITH, M.D.
    ---------------------------

Name:  Craig R. Smith, M.D.

Title: Chairman, President and Chief Executive Officer



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omitted in reliance on Rule 24b-2 of the Securities Exchange Act of 1934. The
confidential portions have been submitted separately to the Securities and Exchange Commission.

                               INDEX TO SCHEDULES

Schedule A                          Trademark
Schedule B                          NDA and IND
Schedule C                          Documentation
Schedule D                          Form of Trademark Assignment
Schedule E                          Form of Patent Assignment
Schedule F                          Form of Assignment and Bill of Sale
Schedule 1.10                       Assigned Patents
Schedule 1.12                       Clinical Data and Materials
Schedule 1.14                       Contracts
Schedule 1.34                       Logo
Schedule 1.38                       Marketing Materials
Schedule 1.50                       Process Patents
Schedule 1.55                       Related Patents
Schedule 1.65                       TARGET Materials
Schedule 3.2(d)                     Form of FDA notice (Merck)
Schedule 3.2(g)                     Assets to be Delivered on Effective Date
Schedule 3.3                        Form of FDA notice (Guilford)
Schedule 3.9                        Form of Contract Notice
Schedule 4.1(j)                     Pending or Threatened Claims
Schedule 4.1(m)                     Licenses
Schedule 4.1(p)                     Litigation
Schedule 4.1(q)                     Unreported Adverse Experiences
Schedule 4.1(v)                     Consents, Approvals and Rights of Third Parties
Schedule 4.1(y)                     Clinical Trials
Schedule 10                         Confidential Information
Schedules 10.9(a) and 10.9(b)       Approved Public Announcements

#The Company has omitted certain schedules in accordance with Regulation S-K 601(b)(2). The Company will furnish the omitted schedules to the Commission upon request.